Exhibit 4.2

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 9, 2007

BY AND AMONG

LOGICTOOLS, INC.,

THE VOTING STOCKHOLDERS NAMED HEREIN,

EDITH SIMCHI-LEVI, AS STOCKHOLDERS’ REPRESENTATIVE,

ILOG S.A.,

ILOG, INC.,

AND

ILOG USA, Inc.

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TABLE OF CONTENTS (continued)
		Page
SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE VOTING STOCKHOLDERS AND THE COMPANY	15
Section 3.1.	Due Organization; No Subsidiaries; Etc	15
Section 3.2.	Articles of Incorporation and Bylaws; Records	16
Section 3.3.	Authority	17
Section 3.4.	No Conflict; Required Filings and Consents	17
Section 3.5.	Capitalization, Etc	18
Section 3.6.	Financial Statements	19
Section 3.7.	Title to Assets	20
Section 3.8.	Bank Accounts	21
Section 3.9.	Receivables; Major Customers and Suppliers; Payables	21
Section 3.10.	Inventory	22
Section 3.11.	Real Property	22
Section 3.12.	Intellectual Property	22
Section 3.13.	Contracts	24
Section 3.14.	Warranties	25
Section 3.15.	Compliance With Legal Requirements; Governmental Authorizations	25
Section 3.16.	Tax Matters	26
Section 3.17.	Employee Benefit Plans	28
Section 3.18.	Employment and Labor Matters	31
Section 3.19.	Environmental Matters	33
Section 3.20.	Insurance	33
Section 3.21.	Related Party Transactions	34
Section 3.22.	Confidentiality	34
Section 3.23.	Absence of Certain Practices	33

2

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3

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4

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5

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EXHIBITS
Exhibit A:	Certain Definitions
Exhibit B:	Action by Written Consent
Exhibit C:	[Intentionally Omitted.]
Exhibit D:	Accredited Investor Letter
Exhibit E:	Letter of Transmittal
Exhibit F:	Lost Certificate Affidavit
Exhibit G:	Form of Escrow Agreement
Exhibit H:	Form of Lock-Up Agreement
Exhibit I:	Form of Noncompetition and Confidentiality Agreement

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TABLE OF CONTENTS (continued)
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ATTACHMENTS
Attachment 1
Attachment 2

SCHEDULES

Schedule 2.2(d)
Schedule 3.1(b)
Schedule 3.1(d)
Schedule 3.1(g)
Schedule 3.2(a)
Schedule 3.4(b)
Schedule 3.5(b)
Schedule 3.5(d)
Schedule 3.5(e)
Schedule 3.6(a)
Schedule 3.7(a)
Schedule 3.8
Schedule 3.9(a)
Schedule 3.9(b)
Schedule 3.9(c)
Schedule 3.10
Schedule 3.11(a)
Schedule 3.12(a)

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TABLE OF CONTENTS (continued)
Page

Schedule 3.12(e)
Schedule 3.12(f)
Schedule 3.13(a)
Schedule 3.15(a)
Schedule 3.15(b)
Schedule 3.17(a)
Schedule 3.17(b)
Schedule 3.17(m)
Schedule 3.18(g)
Schedule 3.20
Schedule 3.21
Schedule 3.24(a)
Schedule 3.24(b)
Schedule 3.24(c)
Schedule 3.29

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of February 9, 2007 (this “Agreement”), is by and among LogicTools, Inc. (the “Company”), an Illinois corporation, each of the voting stockholders of the Company, all of whom are listed on Attachment 1 hereto (each a “Voting Stockholder”), the Stockholders’ Representative (as defined in Section 13.2 of this Agreement), ILOG S.A. (“ILOG”), a société anonyme, a form of corporation incorporated under the laws of France, ILOG, Inc.(“ILOG, Inc.”), a California corporation, ILOG USA, Inc., an Illinois corporation and a wholly-owned Subsidiary of ILOG and ILOG, Inc. (the “Merger Subsidiary” and, together with ILOG and ILOG, Inc. and their subsidiaries and affiliates, the “ILOG Group”). Capitalized terms used but not defined in this Agreement are defined in Exhibit A attached hereto.

W I T N E S S E T H:

WHEREAS, Merger Subsidiary is a newly formed, wholly owned, Subsidiary of ILOG and ILOG, Inc.;

WHEREAS, ILOG, Inc., is a wholly-owned direct Subsidiary of ILOG;

WHEREAS, the Voting Stockholders own 7,200,000 Class A Common Shares, no par value per share, of the Company (the “Voting Shares”), and the Voting Shares represent all of the authorized issued and outstanding voting capital stock of the Company and such Voting Shares represent all of the shares of capital stock of the Company entitled or required to vote on, approve or adopt this Agreement and approve the Merger and the other transactions contemplated hereby for all purposes of and under the Constituent Documents (as defined below), the ILCS (as defined below), applicable Legal Requirements (as defined below) or otherwise;

WHEREAS, immediately following the execution and delivery of this Agreement, the Voting Stockholders are executing and delivering an Action by Written Consent, in the form attached hereto as Exhibit B (the “Stockholder Written Consent”), pursuant to which each such Voting Stockholder has irrevocably approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby for all purposes of and under the Constituent Documents, the ILCS, applicable Legal Requirements and otherwise (such approval, the “Requisite Stockholder Approval”);

WHEREAS, each of the stockholders of the Company listed on Attachment 1 hereto (each a “Non-Voting Company Stockholder”) own 2,109,250 Class B Common Shares, no par value per share, of the Company (the “Non-Voting Shares”);

WHEREAS, ILOG, ILOG, Inc., Merger Subsidiary, the Voting Stockholders and the Company intend to effect a Merger (as defined herein) of Merger Subsidiary into the Company in accordance with this Agreement and the Illinois Business Corporations Act (the “ILCS”).  Upon consummation of the Merger, Merger Subsidiary will cease to exist, and the Company will become a wholly owned subsidiary of ILOG, Inc.;

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WHEREAS, this Agreement has been approved by the respective boards of directors of ILOG, ILOG, Inc., Merger Subsidiary and the Company and has been approved by ILOG and ILOG, Inc., as the sole shareholders of Merger Subsidiary; and

WHEREAS, as an inducement to ILOG and ILOG, Inc. to enter into this Agreement, certain LogicTools Stockholders and employees of the Company will enter into employment, consulting and noncompetition agreements with ILOG and ILOG, Inc. at the Effective Time of the Merger as provided herein.

NOW, THEREFORE, in consideration of these premises, the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

SECTION 1.

The Merger

Section 1.1.

The Merger.  At the Effective Time and upon the terms and subject to the conditions of this Agreement, Merger Subsidiary shall be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the ILCS, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the “Surviving Corporation”) under the corporate name it had immediately prior to the Merger and shall succeed to and assume all the rights, powers and privileges and be subject to all of the obligations of Merger Subsidiary in accordance with the ILCS and upon the terms set forth in this Agreement.

Section 1.2.

Closing.  Unless the transactions herein contemplated shall have been abandoned and this Agreement terminated pursuant to Section 11, the closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 191 N. Wacker Drive, 30th Floor, Chicago, Illinois 60606, at 10:00 a.m. (Chicago time) on or about five (5) Business Days after the date in which the conditions to closing (other than those that are to be satisfied by action at the Closing) are satisfied or, to the extent permitted by applicable Legal Requirement, waived unless otherwise agreed upon in writing by ILOG, Inc. and the Stockholders’ Representative, or at such other place or time as ILOG, Inc. and the Stockholders’ Representative may jointly designate. (the “Closing Date”).

Section 1.3.

Effective Time.  Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the articles of merger shall be filed with the Secretary of State of the State of Illinois with respect to the Merger (the “Articles of Merger”), in such form as is required by, and executed in accordance with, the applicable provisions of the ILCS.  The Merger shall become effective at the time of filing of the Articles of Merger or at such later time as ILOG, Inc. and the Stockholders’ Representative may agree (but in no instance longer than 30 days) and as is provided in the Articles of Merger.  The date and time at which the Merger shall become so effective is herein referred to as the “Effective Time”.

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Section 1.4.

Effects of the Merger.  At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the ILCS.  Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Subsidiary shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

Section 1.5.

Articles of Incorporation and Bylaws of the Surviving Corporation.

(a)

At the Effective Time, the articles of incorporation of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter duly amended in accordance with such articles of incorporation and applicable Legal Requirement.

(b)

At the Effective Time, the bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter duly amended in accordance with the articles of incorporation of the Surviving Corporation and applicable Legal Requirement.

Section 1.6.

Directors and Officers.  The directors and officers of the Merger Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and have been qualified, or their earlier death, resignation or removal.

SECTION 2.

Conversion Of Shares; Exchange Of Certificates

Section 2.1.

Effect on Company Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or any holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be canceled and extinguished and automatically converted into the right to receive, the Per Share Merger Consideration, (i) plus, to the extent applicable, the Estimated Per Share Upwards Merger Consideration Adjustment and the Final Per Share Upwards Merger Consideration Adjustment, (ii) less, to the extent applicable, the Estimated Per Share Downwards Merger Consideration Adjustment and (iii) if such holder of Company Capital Stock as of the Effective Time is a Voting Stockholder, less the Per Share Escrow Amount (which shall be paid to such Voting Stockholders if, as, when and to the extent that the Escrow Deposit, or any portion thereof, is released from the Escrow in accordance with the terms of the Escrow Agreement to the Voting Stockholders) and, to the extent applicable, the Final Per Share Downwards Merger Consideration Adjustment, in each case payable, subject to further adjustment pursuant to Section 2.2 hereof, (A) in the form of Cash Consideration to holders of Company Capital Stock as of the Effective Time who are not Accredited Investors and (B) in the form of Cash Consideration and Ordinary Shares to holders of Company Capital Stock as of the Effective Time who are Accredited Investors, who deliver an accredited investor letter in the form of Exhibit D attached hereto (the “Accredited Investor Letter”) and a lock-up agreement in the

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form of Exhibit H attached hereto (the “Lock-Up Agreement”), to ILOG and ILOG, Inc. within forty (40) days of the notice of the approval of the Merger by the Voting Stockholders having been mailed by the Company, provided, however, that the Voting Stockholders have represented and warranted to ILOG and ILOG, Inc. that they are Accredited Investors and shall deliver the Accredited Investor Letter and Lock-Up Agreement to ILOG and ILOG, Inc. simultaneously with the execution of this Agreement and receive Ordinary Shares in the Merger.

Section 2.2.

Calculation of the Merger Consideration.

(a)

The aggregate merger consideration payable by ILOG, Inc. in the Merger shall be Fifteen Million, Two Hundred Thousand United States Dollars ($15,200,000.00) (the “Aggregate Merger Consideration”), payable in the form of  (i) Ten Million, Two Hundred Thousand United States Dollars ($10,200,000.00) in cash (the “Cash Consideration”) and (ii) Five Million United States Dollars ($5,000,000.00) of ordinary shares of ILOG (the “Ordinary Shares”), valued in United States Dollars by reference to the average closing sales prices of the American Depositary Receipts of ILOG on the NASDAQ Global Select Market for the 30 trading days prior to the Closing Date (the “Share Consideration”).  The “Per Share Merger Consideration” shall mean the quotient obtained by dividing (i) the Aggregate Merger Consideration by (ii) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time.  The Aggregate Merger Consideration, including the portion thereof comprising the Cash Consideration and the Share Consideration, and the Per Share Merger Consideration shall be subject to adjustment pursuant to the provisions of this Section 2.2; provided, however, that all adjustments to the Aggregate Merger Consideration and the Per Share Merger Consideration pursuant to Section 2.2(e) or (i) below shall be made to the Cash Consideration and shall be payable solely in the form of cash; provided, further, that no fractional Ordinary Shares shall be issued and the holders of Company Capital Stock entitled to receive Share Consideration shall receive Cash Consideration in lieu of any fractional Ordinary Shares.

(b)

The Ordinary Shares will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and will constitute “restricted securities” within the meaning of the Securities Act, and will be sold pursuant to an exemption from the registration requirements of the Securities Act.  The Ordinary Shares may not be offered or resold unless registered under the Securities Act, or subject to an exemption therefrom, including Regulation S promulgated thereunder.

(c)

The Ordinary Shares will not be issued to a holder of Company Capital Stock who is not an Accredited Investor (within the meaning of Section 501(a) of the Securities Act) and holders of Company Capital Stock who are not Accredited Investors will receive the Per Share Merger Consideration allocable to their shares of Company Capital Stock only in the form of Cash Consideration instead of a combination of the Cash Consideration and the Share Consideration.  The Cash Consideration shall be adjusted up to a maximum of Ten Million, Nine Hundred and Fifty Thousand United States Dollars ($10,950,000.00) and the Share Consideration shall be adjusted proportionately down to a minimum of Four Million, Two Hundred and Fifty  Thousand United States Dollars ($4,250,000.00), to the extent necessary, for payment of the Per Share Merger Consideration allocable to each share of Company Capital

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Stock held as of the Effective Time by holders of Company Capital Stock who are not Accredited Investors.  Thereafter, the payment of any additional Per Share Merger Consideration allocable to shares of Company Capital Stock held as of the Effective Time by holders of Company Capital Stock who are not Accredited Investors in the form of Cash Consideration shall reduce the Per Share Merger Consideration, payable in the form of Cash Consideration, allocable to each share of Company Capital Stock held as of the Effective Time by holders of Company Capital Stock who are Accredited Investors that have delivered an Accredited Investor Letter and a Lock-Up Agreement as provided herein.  In no event shall the Aggregate Merger Consideration exceed Fifteen Million, Two Hundred Thousand United States Dollars ($15,200,000.00), except as provided in Sections 2.2(e) or (i) below.

(d)

Prior the Closing Date, ILOG, Inc. and Stockholders’ Representative shall work together to prepare an estimated consolidated balance sheet of the Company, including all notes thereto (the “Estimated Closing Balance Sheet“), dated as of the Closing Date or such other date as reasonably in advance of the Closing Date as practically possible as shall be agreed to by the Stockholders’ Representative and ILOG, Inc. (the “Estimated Closing Balance Sheet Date”).  The Estimated Closing Balance Sheet shall be based on the books and records of the Company, shall be calculated on the accrual method of tax and financial accounting and shall be prepared in accordance with GAAP, subject to such differences in accounting principles, policies and procedures as are set forth in Schedule 2.2(d); provided that no purchase accounting adjustments in respect of the Transactions contemplated by this Agreement shall be made.  The Estimated Closing Balance Sheet shall present fairly the financial position of the Company as at the Estimated Closing Balance Sheet Date and all accruals as at the Estimated Closing Balance Sheet Date which, in accordance with GAAP calculated on the accrual basis of tax and financial accounting, should be reflected on a balance sheet, shall be reflected on the Estimated Closing Balance Sheet, including, without limitation, with respect to such items as accruals for all accrued or unpaid employee bonuses and commissions, profit-sharing plan contributions, promotional expenses and tax liabilities as if the Company had always been using the accrual method of tax and financial accounting.  For purposes of this Agreement, “Estimated Closing Consolidated Stockholders’ Equity” shall mean the total shareholders’ equity, as shown on the Estimated Closing Balance Sheet, but in computing Estimated Closing Consolidated Stockholders’ Equity the following shall be disregarded:  (i) any liabilities relating to fees and expenses of the Company in respect of the Transactions contemplated hereby that are paid directly by LogicTools Stockholders, and not by the Company, in accordance with the terms hereof and (ii) any assets attributable to goodwill and other intangible assets or any deferred income taxes.  If the Stockholders’ Representative and ILOG, Inc. are unable to agree on the Estimated Closing Balance Sheet, the parties shall submit such dispute to the Independent Accounting Firm in accordance with the procedures contained in Section 2.2(h) below.

(e)

The Aggregate Merger Consideration (the “Estimated Aggregate Merger Consideration”) and the Per Share Merger Consideration (the “Estimated Per Share Merger Consideration”) payable as provided in Section 2.6 shall be adjusted, upwards or downwards, as follows:

(i)

if the Estimated Closing Consolidated Stockholders’ Equity as determined pursuant to Section 2.2(d) is greater than $1,500,000.00 (the “Upper Reference Amount”), the Estimated Aggregate Merger Consideration shall be adjusted

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upwards form the Aggregate Merger Consideration in an amount equal to the difference between the Estimated Closing Consolidated Stockholders’ Equity and the Upper Reference Amount (the “Estimated Upper Adjustment Amount”) and the Estimated Per Share Merger Consideration shall be adjusted upwards for the Per Share Merger Consideration in an amount (the “Estimated Per Share Upwards Merger Consideration Adjustment”) equal to the quotient obtained by dividing (A) the Estimated Upper Adjustment Amount by (B) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time; and

(ii)

if the Estimated Closing Consolidated Stockholders’ Equity as determined pursuant to Section 2.2(d) is less than $1,300,000 (the “Lower Reference Amount”), the Aggregate Merger Consideration shall be adjusted downwards from the Aggregate Merger Consideration in an amount equal to the difference between the Lower Reference Amount and the Estimated Closing Consolidated Stockholders’ Equity (the “Estimated Lower Adjustment Amount”) and the Estimated Per Share Merger Consideration shall be adjusted downwards from the Per Share Merger Consideration in an amount (the “Estimated Per Share Downwards Merger Consideration Adjustment”) equal to the quotient obtained by dividing (A) the Estimated Lower Adjustment Amount by (B) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time.

(f)

Within 90 days after the Closing Date, ILOG, Inc. shall deliver to the Stockholders’ Representative a consolidated balance sheet of the Company, including all notes thereto, dated as of the Closing Date (the “Closing Balance Sheet“). The Closing Balance Sheet shall be based on the books and records of the Company, shall be calculated on the accrual method of tax and financial accounting and shall be prepared in accordance with GAAP, subject to such differences in accounting principles, policies and procedures as are set forth in Schedule 2.2(d); provided that no purchase accounting adjustments in respect of the Transactions contemplated by this Agreement shall be made.  The Closing Balance Sheet shall present fairly the financial position of the Company  as at the Closing Date and all accruals as at the Closing Date which, in accordance with GAAP calculated on the accrual basis of tax and financial accounting, should be reflected on a balance sheet, shall be reflected on the Closing Balance Sheet, including, without limitation, with respect to such items as accruals for all accrual or unpaid employee bonuses and commissions, profit-sharing plan contributions, promotional expenses and tax liabilities as if the Company had always been using the accrued method of tax and financial accounting.  For purposes of this Agreement, “Closing Consolidated Stockholders’ Equity“ shall mean the total shareholders’ equity of the Company, as shown on the Closing Balance Sheet, but in computing Closing Consolidated Stockholders’ Equity the following shall be disregarded:  (i) any liabilities relating to fees and expenses of the Company in respect of the Transactions contemplated hereby that are paid directly by LogicTools Stockholders, and not by the Company, in accordance with the terms hereof and (ii) any assets attributable to goodwill and other intangible assets or any deferred income taxes.  The Company shall assist ILOG, Inc. and its auditors in the preparation of the Closing Balance Sheet and shall provide ILOG, Inc. and its auditors reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company for such purpose.

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(g)

During the twenty (20) Business Day period following the Stockholders’ Representative’s receipt of the Closing Balance Sheet, ILOG, Inc. shall use its commercially reasonable efforts to provide the Stockholders’ Representative and the Company’s auditor with access to the working papers of ILOG, Inc. and its auditors relating to the Closing Balance Sheet, and ILOG, Inc. shall cooperate with the Stockholders’ Representative and the Company’s auditor to provide them with any other information used in preparing the Closing Balance Sheet reasonably requested by the Stockholders’ Representative and the Company’s auditor.  The Closing Balance Sheet shall become final and binding on the 20th Business Day following delivery thereof, unless prior to the end of such period, the Stockholders’ Representative delivers to ILOG, Inc. written notice of its disagreement (a “Notice of Disagreement”), specifying the nature and amount of any disputed item and accompanied by a certificate of the Company’s auditor stating that they concur with each of the positions taken by the Stockholders’ Representative in the Notice of Disagreement.  The Stockholders’ Representative and ILOG, Inc. shall be deemed to have agreed with all items and amounts in the Closing Balance Sheet not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.2(h) below.  Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts reflected on the Closing Balance Sheet not being calculated in accordance with this Section 2.2.

(h)

During the ten (10) Business Day period following the delivery of a Notice of Disagreement by the Stockholders’ Representative to ILOG, Inc., the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein.  During such ten Business Day period, the Stockholders’ Representative and ILOG, Inc. shall use their commercially reasonable efforts to provide ILOG, Inc. and its auditors with access to the working papers of the Stockholders’ Representative and ILOG, Inc. and ILOG, Inc.’s auditor relating to such Notice of Disagreement, and the Stockholders’ Representative, the Company and their auditors shall cooperate with ILOG, Inc. and its auditors to provide them with any other information used in the preparation of such Notice of Disagreement reasonably requested by ILOG, Inc. or its auditors.  Any disputed items resolved in writing between the Stockholders’ Representative and ILOG, Inc. within such ten Business Day period shall be final and binding with respect to such items, and if the Stockholders’ Representative and ILOG, Inc. agree in writing on the resolution of each disputed item specified by the Stockholders’ Representative in the Notice of Disagreement and the amount of the Closing Consolidated Stockholders’ Equity, the amount so determined shall be final and binding on the parties for all purposes hereunder.  If the Stockholders’ Representative and ILOG, Inc. have not resolved all such differences by the end of such ten Business Day period, the Stockholders’ Representative and ILOG, Inc. shall submit in writing, to an independent public accounting firm (the “Independent Accounting Firm”), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Closing Consolidated Stockholders’ Equity, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Consolidated Stockholders’ Equity, which determination shall be final and binding on the parties for all purposes hereunder.  The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.2.  The Independent Accounting Firm shall be PricewaterhouseCoopers or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Stockholders’

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Representative and ILOG, Inc.  The Stockholders’ Representative, the Company and ILOG, Inc. shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof.  The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.2 within the range of the difference between ILOG Inc.’s position with respect thereto and the Stockholders’ Representative’s position, with respect thereto.  The Stockholders’ Representative and ILOG, Inc. agree that judgment may be entered upon the written determination of the Independent Accounting Firm in any court having jurisdiction.  The costs of any dispute resolution pursuant to this Section 2.2, including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the parties equally.  The fees and disbursements of the auditors and other advisors of each party incurred in connection with their preparation or review of the Closing Balance Sheet and the preparation or review of any Notice of Disagreement, as applicable, shall be borne by such party.

(i)

Upon the Closing Balance Sheet becoming final and binding in accordance with Section 2.2(g) and 2.2(h) above, the Aggregate Merger Consideration the (“Final Aggregate Merger Consideration”) and the Per Share Merger Consideration (the “Final Per Share Merger Consideration”) shall be adjusted upwards or downwards, as follows:

(A)

if the Closing Consolidated Stockholders’ Equity as finally determined pursuant to Section 2.2(g) and 2.2(h) is greater than the Upper Reference Amount, the Final Aggregate Merger Consideration shall be adjusted upwards from the Aggregate Merger Consideration in an amount equal to the difference between the Closing Consolidated Stockholders’ Equity and the Upper Reference Amount (the “Final Upper Adjustment Amount”) and the Final Per Share Merger Consideration shall be adjusted upwards from the Per Share Merger Consideration in an amount equal to the quotient obtained by dividing (A) the Final Upper Adjustment Amount by (B) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time; and

(B)

if the Closing Consolidated Stockholders’ Equity as finally determined pursuant to this Section 2.2(g) and 2.2(h) is less than the Lower Reference Amount, the Final Aggregate Merger Consideration shall be adjusted downwards from the Aggregate Merger Consideration in an amount equal to the difference between the Lower Reference Amount and the Closing Consolidated Stockholders’ Equity (the “Final Lower Adjustment Amount”).

(ii)

If the Final Aggregate Merger Consideration and the Final Per Share Merger Consideration are higher than the Estimated Aggregate Merger Consideration and the Estimated Per Share Merger Consideration, respectively, ILOG, Inc. shall pay to each holder of Company Capital Stock as of the Effective Time, the difference between the Final Per Share Merger Consideration and the Estimated Per Share Merger Consideration (the “Final Per Share Upwards Merger Consideration Adjustment”) for each share of Company Capital Stock held by

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each such holder as of the Effective Time, less, in the case of each share of Company Capital Stock held by a Voting Stockholder as of the Effective Time, the Per Share Adjustment Escrow Amount, which amount shall be paid out of the Cash Consideration otherwise attributable to such shares of Company Capital Stock deposited with the Escrow Agent to be added to the Escrow Deposit and held in Escrow, all as described and provided in Section 2.7 hereof; “Per Share Adjustment Escrow Amount” shall mean an amount equal to the product of (a) ten percent (10%) and (b) the quotient obtained by dividing (x) the difference between the Final Aggregate Merger Consideration and the Estimated Aggregate Merger Consideration by (y) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time held by the Voting Stockholders; and

(iii)

if the Final Aggregate Merger Consideration is lower than the Estimated Aggregate Merger Consideration, the Voting Stockholders holding Company Capital Stock as of the Effective Time shall pay to ILOG, Inc., the Final Per Share Downwards Merger Consideration Adjustment for each share of Company Capital Stock held by each such Voting Stockholder as of the Effective Time.  The “Final Per Share Downwards Merger Consideration Adjustment” shall mean an amount equal to the quotient obtained by dividing (A) the difference between the Estimated Aggregate Merger Consideration and the Final Aggregate Merger Consideration (the “Final Aggregate Downwards Merger Consideration Adjustment”) by (B) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time held by the Voting Stockholders.  If the Stockholders’ Representative, on behalf of the Voting Stockholders, shall not have paid the Final Aggregate Downwards Merger Consideration Adjustment, together with interest thereon, within three (3) Business Days of the final determination of the Closing Consolidated Stockholders’ Equity, ILOG, Inc. shall deliver written notice to the Escrow Agent and the Stockholders’ Representative specifying the amount of such Final Aggregate Downwards Merger Consideration Adjustment, together with interest thereon, and the Escrow Agent shall pay such amount out of the Escrow Deposit to  ILOG, Inc. in accordance with the terms of the Escrow Agreement and, to the extent such amount exceeds One Hundred and Fifty Thousand United States Dollars ($150,000), the Stockholders’ Representative, on behalf of the Voting Stockholders, shall promptly restore the Escrow Deposit to the extent any funds are so paid.  In the event that the Escrow Deposit is insufficient to cover the full amount of such downward adjustment, then the Escrow Agent shall distribute the entire Escrow Deposit to ILOG, Inc. as provided in the Escrow Agreement, and the Stockholders’ Representative, on behalf of the Voting Stockholders, on or prior to the same date as the Escrow Agent distributes the Escrow Deposit to ILOG, Inc. pursuant to the Escrow Agreement, shall pay an amount to ILOG, Inc. equal to the amount of such deficiency and shall promptly restore the Escrow Deposit to the extent any funds are so paid.  No failure on the part of ILOG, Inc. to deliver a notice as specified in the immediately preceding sentence shall relieve the Voting Stockholders of the obligation to pay the amount of such deficiency to the ILOG, Inc.

(j)

Amounts to be paid pursuant to Section 2.2(i) shall bear interest from the Effective Time to the date of such payment at a rate equal to the lesser of (i) the prime rate of interest as announced or published in The Wall Street Journal, or its successor, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by ILOG, Inc. or (ii) the time maximum nonusurious rate of interest permitted by applicable law.  Payments in respect of Section 2.2(i)  shall be made within three (3) Business

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Days of final determination of the Closing Consolidated Stockholders’ Equity pursuant to the provisions of this Section 2.2(g), 2.2(h), 2.2(i) and shall be made by wire transfer of United States dollars in immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two (2) Business Days prior to such payment date.

Section 2.3.

Cancellation of Company Capital Stock.  All Company Capital Stock held in treasury or otherwise owned by the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no consideration shall be issued or delivered in exchange therefor.

Section 2.4.

Common Stock of Merger Subsidiary.  Each share of common stock, par value $1.00 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and non-assessable share of the common stock, par value $1.00 per share, of the Surviving Corporation (“New Company Common Share”), so that thereafter, ILOG and ILOG, Inc. will be the sole and exclusive owner of all the issued and outstanding capital stock of the Surviving Corporation.  Each stock certificate of Merger Subsidiary evidencing ownership of any such shares shall evidence ownership of such New Company Common Share.

Section 2.5.

Right to Merger Consideration.  Amounts payable  in the form of Cash Consideration described under Section 2.2(a) hereof shall be paid by wire transfer to every shareholder (other than any shareholder who dissents and perfects his or her appraisal rights with respect to such shares in accordance with the ILCS and who does not effectively withdraw or lose such right to appraisal) when the Certificates (as defined below) are surrendered as provided in Section 2.6 below. Until so surrendered and exchanged, each such certificate or certificates formerly representing Company Capital Stock (collectively, “Certificates”) shall, from and after the Effective Time (or after withdrawal or loss of appraisal rights for Dissenting Shares converted pursuant to Section 2.8(c) hereof), be deemed to represent only the right to receive the Final Per Share Merger Consideration as adjusted as provided in Section 2.1 and Section 2.2 hereof, in consideration for each such share represented thereby, and subject to Section 2.11 hereof, until such surrender and exchange, no payment shall be delivered to the holder of such Certificate in respect thereof.  The payment of the Per Share Merger Consideration as adjusted as provided in Section 2.1 and Section 2.2. hereof with respect to Company Capital Stock which shall have been surrendered pursuant to Section 2.6 hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Capital Stock.  Except as explicitly set forth in Section 2.2(j) hereof, no interest shall accrue or be payable with respect to any adjustments to the Share Merger Consideration.  From and after the Effective Time, the owners of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law and, after the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration or transfers of Company Capital Stock that were issued and outstanding prior to the Closing Date.

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Section 2.6.

Accredited Investor Letter; Surrender of Certificates; Payment of Estimated Per Share Merger Consideration.

(a)

Within forty (40) days of the notice of the approval of the Merger by the Voting Stockholders having been mailed by the Company to the holders of Company Capital Stock, each holder of Company Capital Stock who is an Accredited Investor and elects to receive Ordinary Shares in the Merger shall deliver an Accredited Investor Letter and Lock-Up Agreement to ILOG and ILOG Inc., provided, however, that by executing this Agreement the Voting Stockholders have hereby represented and warranted that they are Accredited Investors and have hereby elected to receive Ordinary Shares in the Merger and shall deliver such Accredited Investor Letter and Lock-Up Agreement to ILOG and ILOG, Inc. simultaneously with the execution of this Agreement.  Subject to Section 2.5 hereof, each holder of Company Capital Stock converted upon the Merger pursuant to Section 2.2(a) or 2.8(c) hereof shall surrender the Certificate or Certificates representing such shares to ILOG and ILOG, Inc., accompanied by a duly executed letter of transmittal in the form attached hereto as Exhibit E (the “Letter of Transmittal”).

(b)

Upon surrender of one or more Certificates and delivery of a duly completed and executed Letter of Transmittal by a holder of Company Capital Stock, such holder shall be entitled to receive from ILOG and ILOG, Inc., at the later of the Effective Time, or promptly following the surrender by such holder of the Certificate or Certificates and duly completed and executed Letter of Transmittal, in exchange therefor, the Estimated Per Share Merger Consideration multiplied by the number of shares represented by such Certificate or Certificates provided, however, that if such Company Capital Stock was held by a Voting Stockholder as of the Effective Time, the Estimated Per Share Merger Consideration shall be reduced by the Initial Per Share Escrow Amount (which shall be paid to such Voting Stockholders if, as, when and to the extent that the Escrow Deposit, or any portion thereof, is released from the Escrow in accordance with the terms of the Escrow Agreement to the Voting Stockholders).  If such surrender shall occur after the Closing Balance Sheet shall have become final and binding in accordance with Section 2.2(g) and 2.2(h) hereof, such holder shall be entitled to receive from ILOG, Inc., the Estimated Per Share Merger Consideration plus, to the extent applicable, the Final Per Share Upward Merger Consideration Adjustment multiplied by the number of shares represented by such Certificate or Certificates, provided, however, that if such Company Capital Stock was held by a Voting Stockholder as of the Effective Time, the Per Share Merger Consideration shall be reduced by the Per Share Escrow Amount (which shall be paid to such Voting Stockholders if, as, when and to the extent that the Escrow Deposit, or any portion thereof, is released from the Escrow in accordance with the terms of the Escrow Agreement to the Voting Stockholders) and, to the extent applicable, the Final Per Share Downwards Merger Consideration Adjustment.

(c)

ILOG, ILOG, Inc. and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Capital Stock pursuant to this Agreement such amounts as they may be required to deduct or withhold therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax law.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under

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this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.7.

Escrow Deposit.  At the Closing, ILOG, Inc. shall deposit ten percent (10%) of the Estimated Cash Consideration (the “Initial Escrow Deposit”) in cash by wire transfer of immediately available funds to the Escrow Agent to be held by the Escrow Agent in escrow (the “Escrow”).  The Initial Escrow Deposit shall reduce the amount of the Estimated Per Share Merger Consideration payable in the form of Cash Consideration for each share of Company Capital Stock held by the Voting Stockholders as of the Effective Time by an amount (the “Initial Per Share Escrow Amount” and, together with the Per Share Adjustment Amount the “Per Share Escrow Amount”) equal to the product of (a) ten Percent (10%) and (b) the quotient obtained by dividing (x) the difference between the Final Aggregate Merger Consideration and the Estimated Aggregate Merger Consideration by (y) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time held by the Voting Stockholders.  The Initial Escrow Deposit, together with any amounts deposited with the Escrow Agent to be held by the Escrow Agent in Escrow pursuant to Section 2.2(i)(ii) hereof (the “Adjustment Escrow Deposit” and, together with the Initial Escrow Deposit, the “Escrow Deposit”) shall be available to support the adjustments to the Aggregate Merger Consideration and the Per Share Merger Consideration and the indemnification obligations in accordance with Sections 9 and 10 hereof.

Section 2.8.

Dissenting Shares.

(a)

Notwithstanding any provision of this Agreement to the contrary, any Company Capital Stock held by a holder who demands and perfects any dissenters’ or appraisal rights with respect to such shares in accordance with the ILCS or the Shareholders’ Agreement and who does not effectively withdraw or lose such right to appraisal (“Dissenting Shares”) shall not be converted into or represent a right to receive the Final Per Share Merger Consideration as adjusted as provided in to Section 2.1 and Section 2.2 hereof, but the holder thereof shall only be entitled to such rights as are granted to holders of Dissenting Shares under the ILCS or the Shareholders’ Agreement, and payment for Dissenting Shares by ILOG and ILOG, Inc. shall only be made as required by the ILCS.

(b)

As of the date hereof, no holder of Company Capital Stock has given notice that such holder wishes to exercise its, his or her dissenter’s or appraisal rights in accordance with Sections 805 ILCS 5/11.65 through 805 ILCS 5/11.70 of the ILCS or pursuant to the Shareholders’ Agreement.  The Company and the Voting Stockholders shall give prompt notice to ILOG and ILOG, Inc. of any demands received by the Company or the Voting Stockholders for any such dissenter’s or appraisal rights and the opportunity to participate in all negotiations and proceedings with respect to any such demand.  Except to the extent otherwise required by the ILCS, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless ILOG and ILOG, Inc. shall have consented in writing to such payment or settlement offer.

(c)

Notwithstanding the provisions of Section 2.8(a) hereof, if any holder of Company Capital Stock who demands any such dissenter’s or appraisal rights with respect to any shares under the ILCS or the Shareholders’ Agreement effectively withdraws or loses (through

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failure to perfect or otherwise) his right to appraisal under the ILCS, then, as of the later of the Effective Time or the occurrence of such event, each of such holder’s Company Capital Stock shall, without any action on the part of the holder thereof, be cancelled and extinguished and automatically converted into the right to receive the Final Per Share Merger Consideration as adjusted as provided in Sections 2.1 and Section 2.2 hereof, upon surrender of the certificate or certificates representing such Company Capital Stock, paid as provided in Section 2.6 hereof.

Section 2.9.

Lost, Stolen or Destroyed Certificates.

(a)

If any Certificate has been lost, stolen or destroyed, the Company may, prior to the Closing, issue in replacement of such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof in the form attached hereto as Exhibit F (a “Lost Certificate Affidavit”), a new Certificate for the Company Capital Stock represented by such lost, stolen or destroyed Certificate, and the holder of the Company Capital Stock represented by such Certificate shall be entitled to receive the Final Per Share Merger Consideration as adjusted as provided in Sections 2.1 and Section 2.2 hereof paid as provided in Section 2.6 hereof, upon submission of such new Certificate and Letter of Transmittal as provided in Section 2.6(b) hereof.

(b)

Alternatively, if any Certificate has been lost, stolen or destroyed and a new certificate has not been issued, after the Closing the holder thereof may submit a duly executed Lost Certificate Affidavit and a Letter of Transmittal as provided in Section 2.6 hereof to ILOG, Inc., and such holder shall be entitled to the Final Per Share Merger Consideration as adjusted as provided in Sections 2.1 and Section 2.2 hereof for the Company Capital Stock represented by such lost, stolen or destroyed Certificate, as provided in Section 2.6 hereof.

Section 2.10.

Closing Certificates.  (i) At the Closing, the Company and the Voting Stockholders shall execute and deliver to ILOG and ILOG, Inc. a certificate in form and substance reasonably acceptable to ILOG and ILOG, Inc. (the “Voting Stockholders and Company Certificate”) to the effect that each of the conditions set forth in Section 8.1 hereof, to the extent applicable, has been satisfied in all respects and such other items as are reasonably requested by ILOG and ILOG, Inc.; (ii) at the date hereof, Ms. Edith Simchi-Levi and Mr. David Simchi-Levi shall execute and deliver to ILOG and ILOG, Inc. a certificate in form and substance reasonably acceptable to ILOG and ILOG, Inc. (the “Levi Certificate”) certifying as to the salaries and employee compensation of each employee of the Company, which shall be re-certified as of the Closing Date; and (iii) at the Closing, ILOG shall execute and deliver to the Voting Stockholders and the Company, a certificate in form and substance reasonably acceptable to the Stockholders’ Representative (the “ILOG Closing Certificate”) to the effect that each of the conditions set forth in Section 8.2 hereof, to the extent applicable, has been satisfied in all respects.

Section 2.11.

Escrow Agreement.  At the Closing, the Company, the Voting Stockholders, the Stockholders’ Representative, ILOG, S.A., ILOG, Inc. and the Escrow Agent shall enter into an escrow agreement in the form attached hereto as Exhibit G (the “Escrow Agreement”), which will set forth the agreement of the parties to, inter alia, (A) appoint the Escrow Agent to act as the escrow agent (the “Escrow Agent”) for the Escrow Deposit and

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(B) authorize the Escrow Agent to release the Escrow Deposit, subject to the terms and conditions of the Escrow Agreement and this Agreement, to one or more of the parties thereto.

Section 2.12.

Employment Agreements.  At the date hereof, ILOG, Inc. shall enter into employment agreements with the holders of Company Capital Stock and employees listed on Attachment 2 hereto (the “Employment Agreements”), which shall become effective as of the Effective Time.

Section 2.13.

Consulting Agreement.  At the date hereof, ILOG, Inc. shall enter into a consulting agreement with David Simchi-Levi, which shall become effective as of the Effective Time.

Section 2.14.

[Intentionally Omitted].

Section 2.15.

Non-Competition Agreements.  At the Closing, the Voting Stockholders shall enter into and deliver a Non-Competition and Confidentiality Agreement (the “Non-Competition Agreement”) in the form attached hereto as Exhibit I.

Section 2.16.

Other Documents.  At the Closing, the Voting Stockholders, the Company and ILOG, ILOG, Inc. and the Merger Subsidiary shall deliver the other documents and agreements described in Section 8 hereto.

Section 2.17.

Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this agreement and to vest the Surviving Corporation with full right to, title to and possession of all assets, property, rights, privileges, powers and franchises of the Company and Merger Subsidiary, the officers and directors of the Surviving Corporation, ILOG and ILOG, Inc. are fully authorized in the name of the Surviving Corporation to take, and will take, all such lawful and necessary action.

SECTION 3.

Representations and Warranties of the Voting Stockholders and the Company

Each of the Voting Stockholders and the Company, jointly and severally, represents and warrants, to and for the benefit of the ILOG Group, as follows:

Section 3.1.

Due Organization; No Subsidiaries; Etc.

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all necessary corporate power and authority to (i) conduct its business in the manner in which its business is currently being conducted; and (ii) own, lease and use its assets in the manner in which its assets are currently owned and used.

(b)

The Company has never conducted any business under, or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “LogicTools, Inc.”, except as appears in the records of the Illinois Secretary of State, which are set forth on Schedule 3.1(b) attached hereto.

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(c)

The Company is duly qualified, authorized, registered and licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business or the character of the properties owned, leased or used by it makes such qualification, authorization, registration or licensing necessary, except for any such failures to be so qualified, authorized, registered or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)

Schedule 3.1(d) attached hereto accurately sets forth (i) the names of the members of the Company’s board of directors, (ii) the names of the members of each committee of the Company’s board of directors and (iii) the names and titles of the Company’s officers.

(e)

Neither the Company, nor any of the its Stockholders, ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company’s business or affairs.

(f)

The Company has no Subsidiaries and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity, or is under any current or prospective obligation to form or participate in, or provide funds to, make any loan, capital contribution or other investment in or assume any Liability or obligation of, any Entity.

(g)

Except as set forth in Schedule 3.1(g) attached hereto, no Voting Stockholder owns or has owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity conducting any business related to or competing with that of the Company’s business.

Section 3.2.

Articles of Incorporation and Bylaws; Records.

(a)

The Company has delivered to the ILOG Group total, accurate and complete copies of the following (collectively, the “Company Constituent Documents”): (i) the Company’s articles of incorporation, bylaws and the Shareholders’ Agreement, including all amendments thereto, a copy of which is attached as Schedule 3.2(a) hereto; (ii) the Company’s stock records; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company’s stockholders, the Company’s board of directors and all committees of the Company’s board of directors.

(b)

There have been no meetings or other proceedings of the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors that are not fully reflected in the Company Constituent Documents.

(c)

There has not been any violation of any of the provisions of the Company Constituent Documents and the Company has not taken any action that is inconsistent in any material respect with the provisions of the Company Constituent Documents.  No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of the Company Constituent Documents.

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(d)

The books of account, stock records, minute books and other records of the Company are true, correct and accurate, up-to-date and complete and are maintained in accordance with sound accounting practice.  All of the records of the Company are in the custody, possession or control of the Company.  The Company has in place, and has at all times had in place, a system of internal controls which is adequate and appropriate to enable the Company to conduct its business in the manner in which it is currently being conducted. The Shareholders’ Agreement shall automatically terminate effective as of the Effective Time.

Section 3.3.

Authority.  The Company has full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby.  The execution and delivery by the Company of this Agreement and each of the Transaction Documents to which it will be a party and the consummation by the Company of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been, and upon their execution each of the Transaction Documents to which the Company will be a party will have been, duly executed and delivered by the Company.  This Agreement constitutes, and upon their execution each of the Transaction Documents to which the Company will be a party will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its and their respective terms.

Section 3.4.

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company will be a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not:

(i)

conflict with or violate the Company Constituent Documents;

(ii)

conflict with or violate any Legal Requirement applicable to the Company or by which any property or asset of the Company is bound or affected; or

(iii)

result in any Breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any Consent of any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of (except for the vesting of all outstanding Options in accordance with their terms), allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Company under, or result in the creation of any Encumbrance on any property, asset or right of the Company  pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Company Contract to which the Company is a party or by which the Company or any of their respective properties, assets or rights are bound or affected.

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(b)

Except as provided on Schedule 3.4(b) attached hereto, the Company is not required to file, seek or obtain any notice, authorization, approval, order, permit or Consent of or with any Governmental Body in connection with the execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which it will be a party or the consummation of the Transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws.

Section 3.5.

Capitalization, Etc.

(a)

The authorized capital stock of the Company consists of 30,000,000 shares of common stock, no par value, as follows:  10,000,000 Class A Voting Common Shares, no par value per share, and 20,000,000 Class B Common Shares, no par value per share, of which 7,200,000 Voting Shares and 2,109,250 Non-Voting Shares (the “Existing Shares”) have been issued and are outstanding as of the date of this Agreement.  All of such Existing Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

(b)

The Company has issued Options that are outstanding as of the date of this Agreement to purchase 1,754,000 Non-Voting Shares (the “Option Shares” and together with the Existing Shares the “Shares”).  Schedule 3.5(b) attached hereto accurately sets forth, with respect to each Option outstanding as of the date hereof (whether vested or unvested):  (i) the name of the holder of such Option; (ii) the total number of shares of capital stock with respect to which such Option is exercisable; (iii) the exercise price per share of capital stock purchasable under such Option, and (iv) the expiration date of such Option.  All of such Options will immediately vest and become fully exercisable in accordance with their terms upon the execution of this Agreement and, if not exercised on or prior to 30 days after the date of this Agreement, shall lapse and be of no further force or effect.  All of the Option Shares, upon the exercise of such Options, and all of the Shares, as of the Closing Date, shall (i) have been duly authorized and validly issued, (ii) fully paid and non-assessable, (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and (iv) be held by the LogicTools Stockholders, free and clear of any Encumbrances.

(c)

As of the date hereof, except for the Existing Shares and the Options, and as of the Closing, except for the Shares, there are and will be no issued and outstanding, and the Company has not issued or agreed to issue or will issue or agree to issue any:  (i) share of capital stock or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of shares of capital stock or other equity or ownership interests; (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote (collectively “Capital Stock”).

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(d)

Except as set forth in Schedule 3.5(d) attached hereto and except for the Shareholders Agreement, which will be terminated as of the Effective Time, and the rights of the holders of Options to purchase Non-Voting Shares described in Section 3.5(b) hereto, and the rights granted to the ILOG Group under this Agreement, there are no outstanding obligations of the Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of the Company.  No shares of capital stock or other equity or ownership interests of the Company, including the Shares, have been issued in violation of any rights, agreements, arrangements or commitments under any Legal Requirements, Company Constituent Documents or any Company Contract to which the Company is a party or by which the Company is bound.

(e)

As of the date hereof, the LogicTools Stockholders own, beneficially and of record, the number of Existing Shares and Options respectively set forth opposite each LogicTools Stockholders’ name on Schedule 3.5(e) attached hereto, and as of the Closing Date, assuming the exercise of all Options outstanding as of the date hereof, the LogicTools Stockholders will own, beneficially and of record, the number of Shares respectively set forth opposite each such LogicTools Stockholders’ name on Schedule 3.5(e) attached hereto, representing all of the issued and outstanding Shares and Capital Stock of the Company, free and clear of any Encumbrances.

Section 3.6.

Financial Statements.

(a)

The following financial statements and notes (collectively, the “Company Financial Statements”) are attached hereto on Schedule 3.6(a):

(i)

Income Statement as of and for the year ended December 31, 2006;

and

(ii)

Balance Sheet as of December 31, 2006.

(b)

The Company Financial Statements are and have been and the Estimated Closing Balance Sheet and the Closing Balance Sheet will be and will have been (i) in accord with the books and records of the Company, (ii) prepared on the accrual method of accounting and tax, including all normal and recurring year-end adjustments, in accordance with GAAP consistently applied as if the Company always had always been using the accrual method of tax and financial accounting, (iii) complete and correct in all material respects, and (iv) fairly present in all material respects the financial condition, changes in stockholders equity, results of operations and cash flows as of the respective dates and for the respective periods covered thereby.

(c)

Except as and to the extent adequately accrued or reserved against in the consolidated balance sheet of the Company included in the Company Financial Statements as at December 31, 2006 (such balance sheet together with all related notes and schedules thereto, the “Balance Sheet”) and the Estimated Closing Balance Sheet and the Closing Balance Sheet, the Company has or will have as the case may be, no indebtedness, Liability or obligation of any nature, including, without limitation, any Liability for the payment of taxes upon conversion to

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accrual accounting and the payment of taxes on an accrual basis, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a consolidated balance sheet of the Company or disclosed in the notes thereto, except for indebtedness, liabilities and obligations which (i) were fully reflected in, reserved against or otherwise described in the Balance Sheet and Estimated Closing Balance Sheet and the Closing Balance Sheet or the notes thereto or (ii) were incurred in the Ordinary Course of Business consistent with past practice since the date of the Balance Sheet, that are not, individually or in the aggregate, material to the Company.  The Company has not made any changes in its accounting methods or practices since the date of the Balance Sheet except as contemplated in Schedule 2.2(d). The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

(d)

Absence of Changes.  Since the date of the Balance Sheet: (i) the Company has conducted its business only in the Ordinary Course of Business consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or could have a Material Adverse Effect; (iii) the Company has not suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (iv) the Company has not taken any action that, if taken after the date of this Agreement, would constitute a Breach of any of the covenants set forth in Section 6.1.

Section 3.7.

Title to Assets.

(a)

Except as provided in Schedule 3.7(a), the Company has good and valid title to, or a valid leasehold interest in, all of its assets, including all of the assets reflected on the Balance Sheet or acquired in the Ordinary Course of Business since the date of the Balance Sheet, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the Ordinary Course of Business consistent with past practice.  The assets owned or leased by the Company constitute all of the personal property necessary for the Company to carry on its business as currently conducted.  None of the assets owned or leased by the Company are subject to any Encumbrance, other than (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the Ordinary Course of Business of the Company consistent with past practice and (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company as currently conducted (collectively, “Permitted Encumbrances”).

(b)

All of the tangible personal property of the Company has been maintained in all material respects in accordance with past practice and generally accepted industry practice.  Each item of personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and is adequate for the uses to which it is being put.  All leased personal property of the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

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Section 3.8.

Bank Accounts.

(a)

Schedule 3.8 attached hereto accurately sets forth, with respect to each account maintained by or for the benefit of, or relating to the business of, the Company, at any bank or other financial institution:

(i)

the name and location of the institution at which such account is maintained;

(ii)

the name in which such account is maintained and the account number of such account;

(iii)

a description of such account and the purpose for which such account is used; and

(iv)

the names of all individuals authorized to draw on or make withdrawals from such account.

(b)

There are no safe deposit boxes or similar arrangements maintained by or for the benefit of, or relating to the business of, the Company.

Section 3.9.

Receivables; Major Customers and Suppliers; Payables.

(a)

Schedule 3.9(a) attached hereto provides a true, complete and accurate breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 2006.

(b)

Except as set forth in Schedule 3.9(b) attached hereto, all existing accounts receivable of the Company (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Balance Sheet that have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business and (ii) to the Knowledge of the Company and the Voting Stockholders, will be collected in full (without any counterclaim or setoff) in the Ordinary Course of Business, net of any applicable reserve for returns or doubtful accounts reflected on the Balance Sheet, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP, on an accrual basis.

(c)

Schedule 3.9(c) attached hereto accurately identifies, and provides a true, complete and accurate breakdown of the revenues generated from, each customer or other Person in the years ended December 31, 2006 and 2005.  Neither the Company nor any Voting Stockholder has received any notice or other communication (in writing or otherwise) indicating that, and no Voting Stockholder has any reason to believe that, any customer, supplier or other Person (a) may cease dealing with the Company, (b) may reduce the prices or volume of business transacted by such Person with the Company below historical levels, or (c) is, or may become, unable to satisfy all of such Person’s current and future monetary and other obligations to the Company.

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(d)

All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

Section 3.10.

Inventory.  Except as set forth in Schedule 3.10, the Company’s existing inventory is sufficient to conduct the Company’s business as currently conducted.  All of the Company’s existing inventory is in good and marketable condition, and is saleable by the Company in the Ordinary Course of Business and the inventory levels maintained by the Company are adequate for the conduct of the Company’s operations as currently conducted.  Adequate reserves have been reflected in the Balance Sheet for obsolete or otherwise unusable or unsaleable inventory, which reserves were calculated in accordance with GAAP, on an accrual basis.

Section 3.11.

Real Property.

(a)

Schedule 3.11(a) attached hereto sets forth a true and complete list of all real property and interests in real property owned in fee by the Company and all real property and interests in real property leased by the Company.  The Company has (i) good and marketable title in fee simple to all real property owned by it and (ii) good and marketable leasehold title to all real property and interests leased by it, in each case, free and clear of all Encumbrances, except Permitted Encumbrances.  No parcel of real property owned or leased by the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of any Voting Stockholder, has any such condemnation, expropriation or taking been proposed.  All leases of real property leased for the use or benefit of the Company, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by the Company or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any other party thereto.  All leases of real property leased by the Company shall remain valid and binding in accordance with their terms following the Closing, or, if the same are assigned to the ILOG Group or any of its Affiliates under this Agreement, following their assignment to ILOG Group or its Affiliates at the Closing.

(b)

There are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company for the purposes for which it is currently being used.  There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company.  All plants, warehouses, distribution centers, structures and other buildings of the Company are adequately maintained and are in good operating condition and repair for the requirements of the business of the Company as currently conducted.

Section 3.12.

Intellectual Property.

(a)

Schedule 3.12(a) sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and Internet domain names included in the Owned Intellectual Property, (ii) all Company IP Agreements, other than commercially available off-the-shelf computer

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software licensed pursuant to shrink-wrap or click wrap licenses that is not material to the Company, and (iii) other Owned Intellectual Property material to the business of the Company.

(b)

The Company is the exclusive owner of the entire right, title and interest in and to the Owned Intellectual Property, and has a valid license to use the Licensed Intellectual Property in connection with the business of the Company.  The Company is entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of the business of the Company without limitation, subject only to the terms of the Company IP Agreements.  The Owned Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable.

(c)

The conduct of the business of the Company as currently conducted does not infringe or misappropriate the Intellectual Property of any third party, and no Proceeding alleging any of the foregoing are pending, and no claim has been threatened or asserted against the Company alleging any of the foregoing.  No person is engaging in any activity that infringes the Owned Intellectual Property.

(d)

The Company is not subject to any outstanding Consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Owned Intellectual Property or Licensed Intellectual Property, or that would impair the validity or enforceability of such Intellectual Property.

(e)

Except as set forth in Schedule 3.12(e), the Company has not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property.  The consummation of the Transactions contemplated by this Agreement will not result in the termination or impairment of any Owned Intellectual Property or Licensed Intellectual Property.

(f)

The Company Software is free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other software programs or operating systems.  Except as set forth in Schedule 3.12(f), the Company Software does not incorporate any GNU or “open” source code or object code under which the Company Software is subject to the GNU general public license, GNU lesser general public license and other “copyleft” license.  The Company has obtained all approvals necessary for exporting the Company Software outside the United States and importing the Company Software into any country in which the Company Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.  No rights in the Company Software have been transferred to any third party except to the customers of the Company to whom the Company has licensed such Company Software in the Ordinary Course of Business.

(g)

The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the business of the Company.  To the best Knowledge of the Company and the Voting Stockholders after due inquiry,  (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property

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used in connection with the business of the Company by any Person; (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company; and (iii) no employee, independent contractor or agent of the Company is in default or Breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

(h)

The Company owns or has a valid right to access and use all necessary or useful (i) computer systems, networks, hardware, Software, databases, Internet web sites and equipment used to process, store, maintain and operate data, information and functions used in connection with the Company (the “Company IT Systems”) and (ii) third party databases, data feeds and data used in connection with the Company (“Third Party Data”).  The consummation of the Transactions contemplated in this Agreement and the Transaction Documents will not impair or interrupt (A) the Company’s  access and use of, or its right to access and use, the Company IT Systems or Third Party Data, and (B) to the extent applicable, the Company’s customers’ and suppliers’ access and use of the Company IT Systems.  The Company has taken all reasonable steps in accordance with industry standards to secure the Company IT Systems from unauthorized access or use by any Person, and to ensure the continued, uninterrupted and error-free operation of the Company IT Systems, including employing adequate security, maintenance, disaster recovery, redundancy, backup, archiving and virus or malicious device scanning/protection measures, and to the best Knowledge of the Company and the Voting Stockholders, no unauthorized access or use of the Company IT Systems has occurred or is occurring.

(i)

The Company’s operation of any Web sites used in connection with its business, and content thereof and data processed, collected, stored or disseminated in connection therewith, do not violate any applicable Legal Requirement, to the Knowledge of the Company and the Voting Selling Shareholders, the applicable Legal Requirements of any other jurisdiction and any Person’s right of privacy or publicity.  The Company (i) has obtained all necessary permits, approvals, Consents, authorizations or licenses to lawfully operate its Web sites and to use its data, and (ii) is operating its Web sites and using its data in accordance with the scope of such permits, approvals, Consents, authorizations or licenses.  The Company has posted a privacy policy governing the Company’s use of data, and disclaimers of liability on its Web sites, and the Company has complied with such privacy policy in all material respects.  The Company has taken all steps in accordance with normal industry practice to secure its Web sites and data, and any portion thereof, from unauthorized access or use thereof by any Person.

Section 3.13.

Contracts.

(a)

Schedule 3.13(a) attached hereto identifies each Company Contract, including any and all amendments thereto, except for any Minor Contract.  The Company has delivered to the ILOG Group true, complete and accurate copies of all written Company Contracts, including all Company Contracts identified in Schedule 3.13(a) attached hereto, including all amendments thereto, and descriptions of all oral Company Contracts, including all Company Contracts identified in Schedule 3.13(a) attached hereto, including all amendments thereto.

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(b)

Each Company Contract is a legal, valid, binding and enforceable agreement and is in full force and effect.  None of the Company or, to the Knowledge of the Company or any Voting Stockholder, any other party is in Breach or violation of, or (with or without notice or lapse of time or both) default under, any Company Contract, nor has the Company or any Voting Stockholder received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential Breach, violation or default under, any Company Contract.

(c)

The Contracts identified in Schedule 3.13(a) attached hereto and the Minor Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

Section 3.14.

Warranties.  The Company and the Voting Stockholders have heretofore delivered to the ILOG Group true and correct copies of all written warranties currently in effect covering the respective products and services of the Company.  During the past three years, the aggregate warranty expenses experienced during any one year by the Company did not exceed $20,000.  There is no basis for any product liability, warranty, material backcharge, material additional work, field repair or other claims by any third party (whether based on contract or tort or otherwise and whether relating to personal injury, including death, property damage or economic loss) arising from (a) services rendered by the Company during the period through and including the Closing Date, (b) the sale, distribution, erection or installation of products by the Company, or the manufacture of products by the Company whether delivered to a customer before or after the Closing Date (except with respect to any liability or obligation arising out of any action by the ILOG Group after the Closing Date) or (c) the operation of the Company’s business during the period through and including the Closing Date

Section 3.15.

Compliance With Legal Requirements; Governmental Authorizations.

(a)

Except as would not have a Material Adverse Effect and except as set forth in Schedule 3.15(a) attached hereto, the Company is, and at all times has been, in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, including, but not limited to, its real property and its rights arising under its leased property, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement.  Neither the Company nor any Voting Stockholder has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

(b)

The Company is in possession of all material Governmental Authorizations necessary for the Company to own, lease and operate its properties and to carry on its business as currently conducted.  Except as would not have a Material Adverse Effect and except as set forth in Schedule 3.15(b) attached hereto, each such Governmental Authorization is valid and in full force and effect; the Company, its employees and the Voting Stockholders are,

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and have at all times been, in full compliance with all of the terms and requirements of each such Governmental Authorization; no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization; neither the Company nor the Voting Stockholders have received, and, to the Knowledge of the Company and the Voting Stockholders, no employee of the Company has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding, and there is no basis for (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any such Governmental Authorization.  No Governmental Authorization is held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company.

Section 3.16.

Tax Matters.

(a)

The Company has duly filed or caused to be filed (and prior to the Closing Date will duly file), on a timely basis, all Tax Returns that were due or will be due prior to the Closing Date.  Such Tax Returns have been, or will be, true, correct and complete in all respects. No claims, investigations, or adjustments relating to any Taxes have been made or proposed formally or informally by any taxing authority, including any taxing authority in a jurisdiction where the Company does not file Tax Returns, that the Company is or may be subject to Tax.  All Taxes reflected on such Tax Returns as due and payable have been paid.

(b)

The Company is not (i) subject to any private letter ruling or other comparable rulings by any taxing authorities or (ii) a party to, bound by, nor has any obligation under, any Tax sharing, Tax indemnity or similar Contract.

(c)

No closing agreement (as defined in Section 7121 of the Code, or any similar provision of any other Legal Requirement) has been entered into by or with respect to the Company.

(d)

There has been no waiver granted or requested of any applicable statute of limitations or extension of the time for the assessment or collection of any Tax of the Company.

(e)

(A) All amounts required to be withheld from (1) payments of compensation to any employee of, and payments to any provider of services to, the Company, (2) payments to non-U.S. Persons and to any other Person, by the Company, and (3) payments to the Company by any Person, have been withheld in compliance with all applicable Legal Requirements, and all such withheld amounts have been properly remitted to the proper authorities; and (B) all employer contributions and premiums due with respect to any employee of, or provider of services to, the Company have been made in compliance with all applicable Legal Requirements.

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(f)

There are no Encumbrances for any Tax upon the assets of the Company (except for liens for Taxes that are not yet due and payable).

(g)

None of the assets of the Company: (u) was held or used at any time on or prior to August 10, 1993; (v) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (w) is “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (x) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (y) is subject to Section 168(g)(1)(A) of the Code, or (z) is “limited use property” (as the term is used in Rev. Proc. 2001-28).

(h)

The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return.

(i)

The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j)

The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any excess parachute payment within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law), and any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law).

(k)

The Company has no Excluded Tax Liabilities.

(l)

The Company is, and has always been since January 1, 2001, a C corporation within the meaning of the Code.  The Company is, and has always been, entitled under Section 448(b)(3) of the Code for all periods to compute its taxable income under the cash receipts and disbursements method of accounting prior to the conversion to the accrual method of tax and financial accounting.

(m)

The Estimated Closing Balance Sheet and the Closing Balance Sheet reflect adequate reserves in accordance with the accrual method of tax and financial accounting (without regard to any amounts reserved for deferred Taxes) for all Liabilities for Taxes accrued by the Company but not yet paid for all Tax periods and portions thereof during the Pre-Closing Period.

(n)

The Company does not have a permanent establishment in any foreign country and is not and has never been, directly or indirectly, subject to any Tax in any foreign country, other than withholding Taxes, which withholding Taxes have been paid.

(o)

No power of attorney is currently in force with respect to any matter relating to Taxes that could affect the Company.

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(p)

The Company will not be required to include any item of income or gain in, or exclude any item of deduction or loss from, taxable income for any Post-Closing Period as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date other than the conversion to the accrual method of tax and financial accounting; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; or (iv) the Company’s change from an S corporation to a C corporation.

(q)

The Company has not constituted a “distributing corporation” in a distribution of stock qualifying for tax free treatment under Section 355 of the Code.

(r)

The Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by the Company.

(s)

The sum of the Company’s Liabilities does not exceed the total of the adjusted tax basis of the Company’s assets.

Section 3.17.

Employee Benefit Plans.

(a)

Schedule 3.17(a) attached hereto, identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, incentive, fringe benefit, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, disability, accident, salary continuation, accrued vacation, sick pay, sick leave, supplemental retirement, profit-sharing, pension or retirement plan, program, commitment, or agreement (collectively, the “Company Employee Plans”) sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company (“Company Employee”).  Schedule 3.17(a) sets forth the citizenship status of every Company Employee (whether such Company Employee is a United States citizen or otherwise) and, with respect to non-United States citizens, identifies the visa or other similar permit under which such Company Employee is working for the Company and the dates of issuance and expiration of such visa or other similar permit.  The Company and its ERISA Affiliates do not maintain, sponsor, contribute to, have any obligation to contribute to, or have any potential liability to, and, to the Knowledge of the Company and the Voting Stockholders, have not at any time in the past maintained, sponsored or contributed to (i) any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not excluded from coverage under ERISA) for the benefit of Company Employees or former Company Employees subject to Section 412 of the Code or Section 302 or Title IV of ERISA (a “Pension Plan”);or (ii) any “multiemployer plan” or “multiple employer plan” within the meaning of the Code or ERISA;

(b)

The Company maintains, sponsors or contributes, is obligated to contribute, or has any potential liability only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under ERISA for the benefit of Company Employees or former Company Employees that are described in Schedule 3.17(b) attached hereto (the “Welfare Plans”), none of which is a multiemployer plan (within the

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meaning of Section 3(37) or Section 4001(a)(3) of ERISA) or a voluntary employees’ benefit association (“VEBA”) within the meaning of Section 501(c)(9) of the Code.

(c)

With respect to each Company Employee Plan, the Company and the Voting Stockholders have delivered to the ILOG Group:

(i)

an accurate and complete copy of such Company Employee Plan (including all amendments thereto);

(ii)

an accurate and complete copy of the annual report, if required under ERISA or the Code, with respect to such Company Employee Plan for the last two years;

(iii)

an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Company Employee Plan, and all material written employee communications relating to such Company Employee Plan;

(iv)

if such Company Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

(v)

accurate and complete copies of all Contracts relating to such Company Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

(vi)

an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Company Employee Plan (if such Company Employee Plan is intended to be qualified under Section 401(a) of the Code).

(d)

The Company is not required to be, and, to the Knowledge of the Company and the Voting Stockholders, has never been required to be, treated as a single employer with any other Person under Section 401(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.  The Company has never been a member of an “affiliated service group” within the meaning of Section 414(m) of the Code.  The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in “withdrawal liability,” as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability).

(e)

The Company does not have any plan or commitment to create any additional Welfare Plan, Pension Plan or any other Company Employee Plan, or to modify or change any existing Welfare Plan, Pension Plan, or any other Company Employee Plan (other than to comply with applicable law) in a manner that would affect any Company Employee, participant or beneficiary.

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(f)

No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Company Employee after any such Company Employee’s termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as Liabilities on the Company Financial Statements, and (iii) benefits the full cost of which are borne by current or former Company Employees (or the Company Employees’ beneficiaries)).

(g)

With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code (“COBRA”) have been complied with in all material respects.

(h)

Each of the Company Employee Plans is and at all times has been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements, including but not limited to ERISA and the Code.

(i)

Each of the Company Employee Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter could be revoked.

(j)

Except as required to maintain the tax-qualified status of any Company Employee Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Company Employee Plan.  No event has occurred or condition or circumstance exists that could result in a material increase in the benefits under or the expenses of maintaining any Company Employee Plan from the level of benefits or expense incurred for the most recent fiscal year.  No event or circumstance has occurred or exists, or is likely to exist that would result in the imposition of a lien or excise tax with respect to any Company Employee Plan.

(k)

Neither the execution, delivery or performance of this Agreement and the Transaction Documents, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement and the Related Agreements, will result in any liability to the Company or payment (including any bonus, golden parachute or severance payment) to any current or former Company Employee or director of the Company (whether or not under any Company Employee Plan), or increase the benefits payable under any Company Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

(l)

The Company does not have any unfunded liability under any Company Employee Plan that is not intended to qualify under Section 401(a) of the Code.  There are no actions, suits, claims, or disputes pending (and no event or condition exists that could give rise to any such action, suit, claim, or dispute) or, to the knowledge of the Company, threatened, anticipated, or expected to be asserted against or with respect to any Company Employee Plan (other than routine claims for benefits) or any Company Employee Plan fiduciary  No Company Employee Plan or Company Employee Plan fiduciary has been the direct or indirect subject of an audit, investigation, or examination by any governmental or quasi governmental agency;

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(m)

Schedule 3.17(m) attached hereto accurately identifies each former Company Employee who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former Company Employee’s employment with the Company; and Schedule 3.17(m) attached hereto accurately describes such benefits.

Section 3.18.

Employment and Labor Matters

(a)

The Company is not a party to or bound by, and the Company has never been a party to or been bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

(b)

The employment of each Company Employee may be terminated at any time and for any reason, without notice, and such Company Employees have the right to resign their employment at any time.  The Company and the Voting Stockholders have made available to the ILOG Group accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former Company Employees.

(c)

To the Knowledge of the Company:

(i)

no Company Employee has given notice to terminate his or her employment with the Company;

(ii)

no Company Employee has received an offer to join a business that may be competitive with the Company’s business; and

(iii)

no Company Employee is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that is reasonably likely to have an adverse effect on (A) the performance by such Company Employee of any of his duties or responsibilities as a Company Employee, or (B) the Company’s business or operations.

(d)

The Company is not engaged, and in the last five years none of the Company has not been engaged, in any unfair labor practice of any nature.  In the last five years, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any Company Employees.  There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.  No event has occurred, and no condition or circumstance exists, that is reasonably likely to directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

(e)

The Company has materially complied with all Legal Requirements applicable to employees, including but not limited to those relating to employment discrimination, disability rights or benefits, equal opportunity, plant closure and other employee protections such as those provided under the Federal Worker Adjustment Retraining and

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Notification (“WARN”) Act, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, immigration, and the classification of employees and independent contractors.

(f)

The Company has no liability under the WARN Act or any other similar Law requiring advance notification for the termination of Company Employees.  There have been no “mass layoff(s)” or “plant closing(s)” as defined by the WARN Act or any other similar Law requiring advance notification for the termination of employees during the prior six (6) months.

(g)

All Company Employees working for the Company are listed on Schedule 3.18(g) attached hereto, which includes for each employee his or her (i) name, (ii) job title, (iii) place of employment, (iv) date of hire: (v) bonus eligibility; (vi) accrued but unused vacation and (vii) other accrued but unused paid time off. The Company and the Voting Stockholders have delivered to the ILOG Group an accurate and complete schedule of the salary, bonus, deferred or contingent compensation, pension, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in the past four years of each Company Employee, and each officer, director, consultant and agent of the Company.

(h)

All independent contractors presentably retained by the Company are correctly classified as such in accordance with applicable Law.  No independent contractor of the Company is eligible to participate in any benefit plan available to employees of the Company.

(i)

No unfair labor practice or labor charge or complaint is pending or, to the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.  The Company and each of its Subsidiaries have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any of its Subsidiaries and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any applicable Laws relating to the employment of labor. The Company and each of its Subsidiaries have paid in full to all their respective employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees  Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.  None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past five years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the knowledge of the Seller, no such investigation is in progress.

(j)

As of the Effective Time, the Company Employee Plans (as defined in Section 3.17(a), but with the exception of the Company’s 401(k) plan which shall be merged with ILOG’s Inc.’s 401(k) plan) shall have been terminated, and after the Effective Time no Company Employee or former Company Employee (or any of their spouses or beneficiaries) of the Company shall have any right under the Company Employee Plans and all Liabilities of the

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Company under the Benefit Plans (including any Liabilities relating to services performed prior to the Closing) shall be fully extinguished at no cost, and with no Liability, to the Company.

(k)

The Company shall have terminated each of the Benefit Plans (with the exception of the Company’s 401(k) plan, which shall be merged with ILOG, Inc.’s 401(k) plan) on terms reasonably satisfactory to the ILOG Group, and shall have provided evidence reasonably satisfactory to the ILOG Group to ensure that no Company Employee or former Company Employee has any right under such plans and that all Liabilities of the Company under the Benefits Plans (including any Liabilities relating to services performed prior to the Closing) are fully extinguished at no cost, and with no Liability to the ILOG Group, the Surviving Corporation or any of their Affiliates.

Section 3.19.

Environmental Matters.  The Company is and has been in compliance with all applicable Environmental Laws.  None of the Company, any of its executive officers or any of the Voting Stockholders has received during the past five years, nor is there any basis for, any communication or complaint from a Governmental Body or other Person alleging that the Company has any liability under any Environmental Law and is not in compliance with any Environmental Law.  No Hazardous Substances are or have been present, and there is, and has been, no Release or threatened Release of Hazardous Substances nor any clean-up or corrective action of any kind relating thereto, on any properties (including any buildings, structures, improvements, soils and surface, subsurface and ground waters thereof) currently or formerly owned, leased or operated by or for the Company or any predecessor company, at any location to which the Company has sent any Hazardous Substances or at any other location with respect to which the Company may be liable.  No underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any property described in the foregoing sentence.  The Company is not actually, contingently, potentially or allegedly liable for any Release of, threatened Release of, or contamination by, Hazardous Substances or otherwise under any Environmental Law.  There is no pending or, to the Knowledge of the Company or any Voting Stockholder, threatened investigation by any Governmental Body, nor any pending or, to the Knowledge of the Company or any Voting Stockholder, threatened Proceeding with respect to the Company relating to Hazardous Substances or otherwise under any Environmental Law.  The Company holds all Environmental Permits necessary to conduct the Company’s business, and is and has been in compliance therewith.  Neither the execution and delivery of this Agreement and the Transaction Documents nor the consummation of the Transactions contemplated hereby or thereby will (i) require any notice to or Consent of any Governmental Body or other Person pursuant to any applicable Environmental Laws or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.  The Company  has provided to the Buyer all “Phase I”, “Phase II” or other environmental assessment reports in their possession or to which they have reasonable access addressing locations ever owned, operated or leased by the Company or at which the Company actually, potentially or allegedly may have liability under any Environmental Law.

Section 3.20.

Insurance.  Schedule 3.20 attached hereto sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance maintained with respect to the Company, together with the carriers and liability limits for each such policy.  All such policies are in full force and effect

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and no application therefor included a material misstatement or omission.  All premiums with respect thereto have been paid to the extent due.  No notice of cancellation, termination or reduction of coverage has been received with respect to any such policy.  No claim currently is pending under any such policy involving an amount in excess of $20,000.  Schedule 3.20 attached hereto identifies which insurance policies are “occurrence” or “claims made” and which Person is the policy holder.  All material insurable risks in respect of the business and assets of the Company are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which the Company are engaged.  The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.  The consummation of the Transactions contemplated by this Agreement and the Transaction Documents will not cause a cancellation or reduction in the coverage of such policies

Section 3.21.

Related Party Transactions.  Except as set forth in Schedule 3.21 attached hereto:

(a)

no Related Party has, and no Related Party has at any time had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

(b)

no Related Party is, or has at any time been, indebted to the Company, nor is the Company indebted to any such Related Party;

(c)

no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

(d)

no Related Party is competing, or has at any time competed, directly or indirectly, with the Company in any market served by, or product or service offered by, the Company;

(e)

no Related Party has any claim or right against the Company; and

(f)

no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

Section 3.22.

Confidentiality.

(a)

All directors, officers, employees and technical and professional employees of the Company are under written obligation to the Company, by reason of the Company Handbook, to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

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Section 3.23.

Absence of Certain Practices.  None of the Company or any stockholder, director, officer, agent, employee or other Person acting on their behalf has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, governmental officials or others or accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 3.24.

Proceedings; Orders.

(a)

Except as set forth in Schedule 3.24(a) attached hereto, there is no pending Proceeding, and no Person has threatened to commence any Proceeding that involves the Company or that otherwise relates to or might affect the Company’s business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or that challenges, or that could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.  Except as set forth in Schedule 3.24(a) attached hereto, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

(b)

Except as set forth in Schedule 3.24(b) attached hereto, no Proceeding has ever been commenced by or against the Company; and no Proceeding otherwise involving or relating to the Company has been pending or threatened at any time.

(c)

The Company has delivered to the ILOG Group accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Schedule 3.24(c) attached hereto.

(d)

There is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and none of the LogicTools Stockholders are subject to any Order that relates to the Company’s business or to any of the assets owned or used by the Company.

(e)

To the Knowledge of the Company and the Voting Stockholders, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

(f)

There is no proposed Order that, if issued or otherwise put into effect, (i) would have a Material Adverse Effect or (ii) could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

Section 3.25.

Brokers.  Neither the Company nor any of the LogicTools Stockholders have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

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Section 3.26.

Full Disclosure.

(a)

None of the representations or warranties of the Company or the Voting Stockholders contained in this Agreement or any of the Transaction Documents and none of the information contained in any schedule, certificate, or other document delivered pursuant hereto or thereto or in connection with the Transactions contains any untrue statement of fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

(b)

All of the information regarding the Company and its business, condition, assets, liabilities, operations, financial  performance, net income and prospects that has been furnished to the ILOG Group or any of its Representatives by or on behalf of the LogicTools Stockholders, the Company or any of their Representatives, is accurate and complete in all respects.

(c)

The Company and  Voting Stockholders have provided the ILOG Group and the ILOG Group’s Representatives with full and complete access to all of the Company’s records and other documents and data.

Section 3.27.

Company Action.

(a)

The board of directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has (i) unanimously determined that the Merger, this Agreement and the Transaction Documents are advisable and in the best interests of the Company and the LogicTools Stockholders, (ii) unanimously recommended that the LogicTools Stockholders approve this Agreement and the Transaction Documents and (iii) directed that this Agreement be submitted for a vote by Written Consent.

(b)

The Voting Stockholders party to this Agreement hold all of the issued and outstanding Voting Shares, which constitutes all of the issued and outstanding voting capital stock of the Company and all of the shares of Capital Stock of the Company entitled or required to vote on, approve or adopt this Agreement and approve the Merger and the other transactions contemplated hereby for all purposes of and under the Company Constituent Documents, the ILCS, applicable Legal Requirements or otherwise.  The affirmative vote of the Voting Shares outstanding on the date hereof which are held by the Voting Stockholders party to this Agreement is the only vote of the shareholders of the Company needed to approve or adopt this Agreement and approve the Merger and the other transactions contemplated hereby for all purposes of and under the Company Constituent Documents, the ILCS, applicable Legal Requirements or otherwise.  Concurrent with the execution and delivery of this Agreement, the Voting Stockholders have executed and delivered the Stockholder Written Consent, pursuant to which each such Voting Stockholder has irrevocably approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby for all purposes of and under the Company Constituent Documents, the ILCS, applicable Legal Requirements and otherwise.  The Voting Stockholders by irrevocably executing the Stockholder Written Consent and this Agreement will irrevocably waive any right to dissent they may have had under the ILCS, the Shareholders’ Agreement, applicable Legal Requirements, the Company Constituent Documents or otherwise. As of the date hereof, no holder of Company Capital Stock has given notice that such holder wishes to exercise its, his or her dissenter’s rights in accordance with

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Sections 805 ILCS 5/11.65 through 805 ILCS 5/11.70 of the ILCS or the Shareholders’ Agreement.

Section 3.28.

Anti-Takeover Law.  The board of directors of the Company and the Company have taken all action necessary or required to render inapplicable to the Merger, this Agreement or any Transaction Documents and the transactions contemplated herein or therein (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement and the Transaction Documents , (ii) any takeover provision in the Company Constituent Documents, and (iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound.

Section 3.29.

Change of Control Provisions.  Except as set forth in Schedule 3.29 attached hereto, which will be delivered on or prior to February 15, 2007, neither the execution and delivery of this Agreement and the other Transaction Documents, nor the consummation of the Transactions or the subsequent merger or transfer of the Company into, or the sale of all or substantially all the capital stock or assets of the Company to, another member of the ILOG Group will (i) trigger any obligations of the Company to any third Person, including without limitation obligations to make any payment to any third Person pursuant to any Contract; or (ii) terminate or otherwise affect any rights of the Company under any Contract.

SECTION 4.

Representations and Warranties of Each Voting  Stockholder

Each of the Voting Stockholders, jointly and severally, represents and warrants, to and for the benefit of the ILOG Group, as follows:

Section 4.1.

Authority.  Each Voting Stockholder has the full power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby.  This Agreement has been, and upon their execution, each of the Transaction Documents to which each Voting Stockholder will be a party will have been, duly and validly executed and delivered by each Voting Stockholder.  This Agreement constitutes, and upon their execution, each of the Transaction Documents to which each Voting Stockholder will be a party will constitute, the legal, valid and binding obligations of each Voting Stockholder, enforceable against each Voting Stockholder in accordance with its and their respective terms.

Section 4.2.

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by each Voting Stockholder of this Agreement and each of the Transaction Documents to which each Voting Stockholder will be a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not:

(i)

conflict with or violate any Legal Requirement applicable to any Voting Stockholder or by which any property or asset of any Voting Stockholder is bound or affected; or

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(ii)

result in any Breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any Consent of any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of any Voting Stockholder under, or result in the creation of any Encumbrance on any property, asset or right of any Voting Stockholder pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which any Voting Stockholder is a party or by which any Voting Stockholder or any of its respective properties, assets or rights are bound or affected.

(b)

No Voting Stockholder is required to file, seek or obtain any notice, authorization, approval, order, permit or Consent of or with any Governmental Body in connection with the execution, delivery and performance by such Voting Stockholder of this Agreement and each of the Transaction Documents to which it will be a party or the consummation of the Transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of any Voting Stockholder, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws.

Section 4.3.

Proceedings; Orders.

(a)

There is no pending Proceeding, and no Person has threatened to commence any Proceeding, against any LogicTools Stockholder that challenges, or that could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

(b)

None of the LogicTools Stockholders are subject to any Order, and no Order has been threatened against any LogicTools Stockholder, that challenges, or that could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

Section 4.4.

Title to Shares.  As of the Closing Date, each LogicTools Stockholder will own, beneficially and of record, the number of Shares respectively set forth opposite each LogicTools Stockholder’s name on Schedule 3.5(e) attached hereto, free and clear of any Encumbrances.

Section 4.5.

Power of Attorney.  The Company and each Voting Stockholder has duly and irrevocably appointed pursuant to Section 13.2 hereto, the Stockholders’ Representative, as attorney-in-fact, with full power of substitution, and with full authority to execute and deliver the Transaction Documents and to take such other actions as may be necessary or desirable to carry out the provisions hereof on behalf of the Voting Stockholders and the Company.

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Section 4.6.

Brokers.  None of the LogicTools Stockholders have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

Section 4.7.

Acquisition of the Ordinary Shares Entirely for Own Account.  The Ordinary Shares to be issued to LogicTools Stockholders as part of the Share Consideration pursuant to this Agreement will be acquired for investment for LogicTools Stockholders’ own accounts, and not as a nominee or agent, and not with a view to distribution of any part thereof, and LogicTools Stockholders have no present intention of selling, granting any participation in, or otherwise distributing the same.  No LogicTools Stockholder has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any other Person, with respect to any of the Ordinary Shares to be received hereunder.

Section 4.8.

Reliance Upon Representations.  The LogicTools Stockholders understand that the Ordinary Shares to be issued to LogicTools Stockholders as part of the Share Consideration pursuant to this Agreement have not been registered under the Securities Act, or any other federal or state securities laws, and, in reliance on LogicTools Stockholders’ representations set forth in this Agreement and the Transaction Documents, the issue and deliver of such Ordinary Shares pursuant to this Agreement is exempt from the registration under the Securities Act pursuant to Regulation D promulgated thereunder.

Section 4.9.

Accredited Investor.  Each of the LogicTools Stockholders receiving Share Consideration is an “Accredited Investor” within the meaning of Rule 501(a) of the Securities Act.

Section 4.10.

Restricted Securities.  Each of the LogicTools Stockholders receiving Share Consideration understands that the Ordinary Shares to be issued to LogicTools Stockholders as part of the Share Consideration pursuant to this Agreement will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons within the meaning of Regulation S promulgated under the Securities Act, except in accordance with Regulation S or pursuant to a duly available exemption from the registration requirements of the Securities Act.  Each of the LogicTools Stockholders receiving Share Consideration understands that the ILOG Group has no obligation or intention to register the Ordinary Shares under the Securities Act.

Section 4.11.

Knowledge and Experience; Receipt of Information.  Each of the LogicTools Stockholders receiving Share Consideration, (i) by reason of such LogicTools Stockholders’ business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Ordinary Shares to be issued to such LogicTools Stockholder as part of the Share Consideration pursuant to this Agreement; (ii) has carefully reviewed the Disclosure Package and independently evaluated the merits, risks and suitability of accepting such Ordinary Shares in exchange for its Shares; (iii) has had an opportunity to ask questions and receive answers from the ILOG Group and their officers and representatives regarding the business, properties, prospects and financial condition of ILOG; (iv) has received all the

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information that it considers necessary or appropriate for deciding whether to accept such Ordinary Shares in exchange for its Shares; and (v) having had access to or having been furnished with all such information as it has considered necessary, has concluded that such LogicTools Stockholder is able to bear the risks of an investment in the Ordinary Shares indefinitely.

SECTION 5.

Representations and Warranties of the ILOG Group

The ILOG Group represent and warrant, to and for the benefit of the Company and the Voting Stockholders, as follows:

(a)

Due Organization and Existence.  ILOG, ILOG, Inc. and Merger Subsidiary are duly organized, validly existing and in good standing under the laws of their respective jurisdictions and have all necessary corporate power and authority to (i) conduct its business in the manner in which it is currently being conducted; and (ii) own, lease and use their assets in the manner in which they are currently owned and used.

(b)

ILOG, ILOG, Inc. and Merger Subsidiary are duly qualified, authorized, registered and licensed to do business as a foreign corporation, and are in good standing, in each jurisdiction where the nature of their business or the character of the properties owned, leased or used by them makes such qualification, authorization, registration or licensing necessary, except for any such failures to be so qualified, authorized, registered or licensed and in good standing that would not, individually or in the aggregate, have any change, effect, circumstance, occurrence, state of facts or developments that is materially adverse to the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of the ILOG Group, taken as a whole, or a material impairment or delay in the ability of ILOG, ILOG, Inc. and Merger Subsidiary to perform their obligations hereunder and consummate the Transactions.

Section 5.2.

Authority.  ILOG, ILOG, Inc. and Merger Subsidiary  have full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which they will be a party, to perform their obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby.  The execution and delivery by ILOG, ILOG, Inc. and Merger Subsidiary of this Agreement and each of the Transaction Documents to which they will be a party and the consummation by ILOG, ILOG, Inc. and Merger Subsidiary of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action.  This Agreement has been, and upon their execution each of the Transaction Documents to which  ILOG, ILOG, Inc. and Merger Subsidiary will be a party will have been, duly executed and delivered by them.  This Agreement constitutes, and upon their execution each of the Transaction Documents to which the ILOG, ILOG, Inc. and Merger Subsidiary will be a party will constitute, the legal, valid and binding obligations of them, enforceable against each of them in accordance with its and their respective terms.

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Section 5.3.

No Conflict; Required Filings and Consents.  The execution, delivery and performance by ILOG, ILOG, Inc. and Merger Subsidiary of this Agreement and each of the Transaction Documents to which they will be a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not:

(i)

conflict with or violate the charter and bylaws or equivalent organizational documents of ILOG, ILOG, Inc. and Merger Subsidiary;

(ii)

conflict with or violate any Legal Requirement applicable to  ILOG, ILOG, Inc. and Merger Subsidiary or by which any property or asset of  ILOG, ILOG, Inc. and Merger Subsidiary is bound or affected; or

(iii)

result in any Breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any Consent of any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of ILOG, ILOG, Inc. or Merger Subsidiary under, or result in the creation of any Encumbrance on any property, asset or right of ILOG, ILOG, Inc. and Merger Subsidiary pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which  ILOG, ILOG, Inc. and Merger Subsidiary is a party or by which any of them or any of their respective properties, assets or rights are bound or affected.

(b)

Neither ILOG, ILOG, Inc. or Merger Subsidiary are not required to file, seek or obtain any notice, authorization, approval, order, permit or Consent of or with any Governmental Body in connection with the execution, delivery and performance by them of this Agreement and each of the Transaction Documents to which they are a party or the consummation of the Transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of ILOG, ILOG, Inc. or Merger Subsidiary.

Section 5.4.

Proceedings; Orders.

(a)

There is no pending Proceeding, and no Person has threatened to commence any Proceeding, against ILOG, ILOG, Inc. or Merger Subsidiary that challenges, or that could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

(b)

Neither ILOG, ILOG, Inc. or Merger Subsidiary are subject to any Order, and no Order has been threatened against any of them, that challenges, or that could be reasonably expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

Section 5.5.

Valid Issuance.  The Ordinary Shares that are being issued to certain of LogicTools Stockholders hereunder as part of the Share Consideration, when issued, sold and delivered in accordance with the terms of this Agreement and the Transaction

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Documents for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

Section 5.6.

Disclosure Package.  As of the date hereof, the Disclosure Package as of the dates of the information contained therein,  did or does not contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.7.

Brokers.  Neither ILOG, ILOG, Inc. or Merger Subsidiary has  agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

SECTION 6.

Covenants

Section 6.1.

Conduct of Business Prior to the Closing.  Between the date of this Agreement and the Closing, unless ILOG Inc. shall otherwise agree in writing, the business of the Company shall be conducted only in the Ordinary Course of Business consistent with past practice; and the Company shall , and the Voting Stockholders shall cause the Company to, preserve substantially intact its business organization and assets, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers, lessors and lessees and other Persons with which the Company has business relations.  By way of amplification and not limitation, between the date of this Agreement and the Closing Date, the Company, shall not, and the Voting Shareholders shall cause the Company not to, do or propose to do, directly or indirectly, any of the following without the prior written Consent of the ILOG, Inc.:

(a)

amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents or any committee charters, except to terminate the Company’s Shareholder Agreement, as of the Effective Time;

(b)

issue, sell, pledge, dispose of or otherwise subject to any Encumbrance (i) any shares of capital stock of the Company, including the Shares, or any options, including the Options, warrants, convertible securities or other rights of any kind to acquire any such shares, or any other ownership interest in the Company or (ii) any properties or assets of the Company, other than sales or transfers of inventory or accounts receivable in the Ordinary Course of Business consistent with past practice;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, or make any other payment on or with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or make any other change with respect to its capital structure;

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(e)

acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or establish any new office or division or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement;

(f)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, or otherwise alter the Company’s corporate structure;

(g)

incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, except in the Ordinary Course of Business consistent with past practice; provided that in no event shall the Company (i) incur, assume or guarantee any long-term indebtedness for borrowed money or (ii) make any optional repayment of any indebtedness for borrowed money;

(h)

amend, waive, modify or Consent to the termination of any Company Contract, or amend, waive, modify or Consent to the termination of the Company’s rights thereunder, or enter into any Company Contract other than in the Ordinary Course of Business consistent with past practice;

(i)

authorize, or make any commitment with respect to, any capital expenditure;

(j)

enter into any lease of real or Personal property or any renewals thereof involving a term of more than one year;

(k)

increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or grant any severance or termination payment to, or pay, loan or advance any amount to, any director, officer or employee of the Company or establish, adopt, enter into or amend any Company Employee Plan or Company Employment Agreement;

(l)

enter into any Company Contract with any Related Party of the Company;

(m)

make any change in any method of accounting or accounting practice or policy, except as required by GAAP or to convert the Company’s Tax and financial accounting to an accrual basis;

(n)

make any Tax election, settle or compromise any United States federal, state, local or non-United States income Tax liability or file any Tax Return other than on a basis consistent with past practice;

(o)

pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business consistent with past practice, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the Ordinary Course of Business consistent with past practice;

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(p)

cancel, compromise, waive or release any right or claim other than in the Ordinary Course of Business consistent with past practice;

(q)

permit the lapse of any existing policy of insurance relating to the business or assets of the Company;

(r)

permit the lapse of any right relating to Company IP Agreements, Company Software, Intellectual Property, Licensed Intellectual Property, Owned Intellectual Property or any other intangible asset used in the business of the Company;

(s)

accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except in the Ordinary Course of Business consistent with past practice;

(t)

pay or become liable to pay any costs or expenses arising out of or related to the Transactions contemplated by this Agreement or the Transaction Documents;

(u)

commence or settle any Proceeding;

(v)

take any action, or intentionally fail to take any action, that would cause any representation or warranty made by the Company or the Voting Stockholders in this Agreement or any Transaction Documents to be untrue or result in a Breach of any covenant made by the Company or the Voting Stockholders in this Agreement or any Transaction Documents, or that would have a Material Adverse Effect; or

(w)

announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

Section 6.2.

Covenants Regarding Information.

(a)

From the date hereof until the Closing Date, the Company shall, and the Voting Stockholders shall cause the Company to, afford the ILOG Group and its Representatives complete access (including for inspection and copying) at all reasonable times to the Representatives, properties, offices, plants and other facilities, books and records of the Company, and shall furnish the ILOG Group with such financial, operating and other data and information as the ILOG Group may reasonably request.

(b)

On the Closing Date, the Company and the Voting Stockholders will deliver or cause to be delivered to the ILOG Group all original agreements, documents, books and records and files stored on computer disks or tapes or any other storage medium in the possession of the Company or the Voting Stockholders relating to the assets, business and operations of the Company.

(c)

In order to facilitate the resolution of any claims made by or against or incurred by the ILOG Group or the Company or any of their Subsidiaries or Affiliates after the Closing or for any other reasonable purpose, for a period of three years following the Closing, the Voting Stockholders shall:  (i) retain all books, documents, information, data, files and other records of the Voting Stockholders that relate to the Company and their business and operations

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for periods prior to the Closing and which shall not otherwise have been delivered to the ILOG Group or the Company; (ii) upon reasonable notice, afford the ILOG Group, the Company and their respective Representatives reasonable access (including for inspection and copying, at the ILOG Group’s expense), during normal business hours, to such books, documents, information, data, files and other records, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Company; and (iii) furnish the ILOG Group and the Company and their Subsidiaries and Affiliates and their respective Representatives reasonable assistance (at the ILOG Group’s expense), including access to Personnel, in connection with any such claims and other proceedings; provided that such access shall be granted until the later of three years following the Closing and the expiration date of the applicable statute of limitations with respect to tax matters.  The Voting Stockholders shall permit, promptly upon reasonable request, the ILOG Group and the Company and their Subsidiaries and Affiliates and their respective Representatives to use original copies of any such records for purposes of litigation; provided that such records shall promptly be returned to the Voting Stockholders following such use.  The Voting Stockholders shall not destroy any such books and records without providing the ILOG Group with written notice detailing the contents of such books and records, and providing the ILOG Group with the opportunity to obtain such books and records, at least 90 days prior to the destruction thereof.

Section 6.3.

Exclusivity.  The Company and the Voting Stockholders agree that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Company and the Voting Stockholders shall not, and shall take all action necessary to ensure that none of the Company or any of their respective Affiliates or Representatives does not directly or indirectly, through any shareholder, officer, director, employee, agent or otherwise, (i) participate in any negotiations or solicit, initiate or encourage submission of, or entertain,  inquiries, proposals or offers relating to an acquisition of or investment in or merger or other transaction with respect to the Company or its stock, business or assets or any material part thereof (the “Subject Matter”); (ii) enter into any agreement or take any action that by its terms or effect could reasonably be expected to adversely affect the ability of the parties hereto to consummate the Transaction on the terms and conditions set forth herein and in the Transaction Documents; or (iii) furnish or authorize any shareholder, officer, director, employee, agent or representative to furnish any information concerning this Agreement or the Transaction Documents or the Transactions contemplated hereby or thereby to any Person.  The Company and Voting Stockholders will promptly notify the ILOG Group of any unsolicited inquiry, proposal or offer relating to any of the foregoing Transactions and will refrain from engaging in negotiations or providing any information with respect to such inquiry, proposal or offer.  The Company and the Voting Stockholders will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Person conducted heretofore with respect to any of the foregoing.  The Company and Voting Stockholders will promptly request that all Persons who have heretofore executed a confidentiality agreement in connection with such Person’s consideration of the foregoing to return or destroy all confidential information heretofore furnished to such Persons by or on behalf of the Company, will enforce all obligations under such confidentiality agreements and upon request, will provide to the ILOG Group copies of certificates from such Persons certifying the return or destruction of such confidential information.  At the Closing, the Voting Stockholders will

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assign to the ILOG Group, all their rights under all confidentiality agreements relating to the sale of or other transactions involving the foregoing.

Section 6.4.

Non-Solicitation.

(a)

For a period of three years following the Closing, the Voting Stockholders shall not, and shall cause their Affiliates, not to, solicit, recruit or hire any Person who at any time on or after the date of this Agreement is a Company Group Employee.  The foregoing shall not prohibit a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Company Group Employees.  For purposes of this Section 6.4, “Company Group Employees” means, collectively, officers, directors and employees of the ILOG Group, the Company and their Subsidiaries and Affiliates and Persons acting under any management, service, consulting, distribution, dealer or similar contract with respect to the ILOG Group, the Company and their Subsidiaries and Affiliates.

Section 6.5.

Notification of Certain Matters; Supplements to Schedules and Exhibits.

(a)

The Company and the Voting Stockholders shall give prompt written notice to the ILOG Group of (i) the occurrence or non-occurrence of any change, condition or event, the occurrence or non-occurrence of which would render any representation or warranty of the Company or the Voting Stockholders contained in this Agreement or any Transaction Documents, if made on or immediately following the date of such event, untrue or inaccurate, (ii) the occurrence of any change, condition or event that has had or is reasonably likely to have a Material Adverse Effect, (iii) any failure of the Company or the Voting Stockholders, or any other Affiliate of the Company and the Voting Stockholders to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to the ILOG Group’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the consummation of the Transactions contemplated by this Agreement and the Transaction Documents or (v) any Proceeding pending or, to the Knowledge of the Company and the Voting Shareholders, threatened against a party or the parties relating to the Transactions contemplated by this Agreement and the Transaction Documents.

(b)

The Company and the Voting Stockholders shall supplement the information set forth on the Schedule and Exhibits hereto with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Schedule or Exhibits hereto or that is necessary to correct any information in the Schedule or Exhibits hereto or in any representation or warranty of the Company or the Voting Stockholders which has been rendered inaccurate thereby promptly following discovery thereof.  No such supplement shall be deemed to cure any Breach of any representation or warranty made in this Agreement or any Transaction Documents or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 9, the compliance by the Company and the Voting Stockholders with any covenant set forth herein or the ILOG Group’s rights to indemnification pursuant to Section 10.

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Section 6.6.

Release of Indemnity Obligations.  The Company and the Voting Stockholders, on or prior to the Closing, shall execute and deliver to the Company, for the benefit of the ILOG Group, the Company and each of their Subsidiaries and Affiliates, a general release and discharge, in form and substance satisfactory to the ILOG Group, releasing and discharging the ILOG Group, the Company and each of their Subsidiaries and Affiliates from any and all obligations to pay or indemnify the Voting Stockholders, guarantee or secure their obligations or otherwise hold them harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

Section 6.7.

Intercompany Accounts; Indebtedness.  All intercompany and intracompany payables, receivables and loans between the Company, on the one hand, and any LogicTools Stockholder and their Affiliates (other than the Company), on the other hand, shall be repaid, or forgiven immediately prior to the Closing and shall be reflected as such on the Estimated Closing Balance Sheet and the Closing Balance Sheet.

Section 6.8.

Intercompany Arrangements.  All intercompany and intracompany accounts or contracts between the Company, on the one hand, and any LogicTool Stockholder and their Affiliates (other than the Company), on the other hand, shall be repaid without any consideration or further liability to any party and without the need for any further documentation, immediately prior to the Closing and such repayments shall be reflected on the Estimated Closing Balance Sheet and the Closing Balance Sheet.

Section 6.9.

Resignations; Termination of Shareholders’ Agreement.  The Company and the Voting Stockholders will deliver at the Closing, the resignation of all of the directors and officers of the Company, effective as of the Closing, except for such directors and officers that the ILOG Group specifies in writing to the Stockholders’ Representative prior to the Closing Date.  At the Closing, the Shareholders’ Agreement shall be terminated simultaneously with the Closing without the need for any further act or documentation by any party thereto and the Company and the Voting Stockholders shall deliver to ILOG Group evidence satisfactory to the ILOG Group to confirm such termination or a termination agreement with respect thereto.

Section 6.10.

Transfer of Permits.  Prior to the Closing, the Company and the Voting Stockholders will duly and validly transfer or cause to be transferred to the Company, the ILOG Group or their Affiliates without any consideration all Governmental Authorizations that are held in the name of the Voting Stockholders or any of their Affiliates (other than the Company) on behalf of the Company and used in connection with the business of the Company, and the representations, covenants and agreements contained herein shall apply to such Governmental Authorizations as if held by the Company on the date hereof.

Section 6.11.

Confidentiality.

(a)

Until the Closing Date, each of the parties shall, and shall cause its Affiliates and Representatives to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Agreement and the Transaction Documents all information and data obtained by them from the other party or its Affiliates or Representatives relating to such other party or the transactions

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contemplated hereby or by the Transaction Documents (other than information or data that is or becomes available to the public other than as a result of a Breach of this Section 6.11 or another confidentiality obligation), unless disclosure of such information or data is required by applicable Legal Requirements or any stock exchange rule applicable to, or listing agreement of, the ILOG Group or its Affiliates, and provided that this provision shall not prohibit the Company and the Voting Stockholders from disclosing this Agreement and the Transaction Documents to the LogicTools Stockholders as contemplated or required by the ICLS or other Legal Requirement.  In the event that the transactions contemplated hereby are not consummated, each party shall, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives to, promptly return to the other party or destroy all documents (including all copies thereof) containing any such information or data.

(b)

For a period of three years following the Closing Date, the Voting Stockholders shall not, and the Voting Stockholders shall cause their Affiliates and the respective Representatives of the Voting Stockholders and their Affiliates not to, use for its or their own benefit or divulge or convey to any third party, any Confidential Information; provided, however, that the Voting Stockholders or their Affiliates may furnish such portion (and only such portion) of the Confidential Information as the Voting Stockholders or such Affiliates reasonably determines it is legally obligated to disclose if: (i) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Body; (ii) to the extent not inconsistent with such request, it notifies ILOG, Inc. of the existence, terms and circumstances surrounding such request and consults with ILOG, Inc. on the advisability of taking steps available under applicable Legal Requirements to resist or narrow such request; (iii) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information; and (iv) disclosure of such Confidential Information is required to prevent the Voting Stockholders or such Affiliates from being held in contempt or becoming subject to any other penalty under applicable Legal Requirements.  For purposes of this Agreement, “Confidential Information” consists of all information and data relating to the Company or the transactions contemplated hereby and by the Transaction Documents (other than data or information that is or becomes available to the public other than as a result of a Breach of this Section or another confidentiality obligation).

(c)

Effective as of the Closing, the Company and the Voting Stockholders hereby assign to the ILOG Group all of the Company’s and the Voting Stockholders’ right, title and interest in and to any confidentiality agreements entered into by the Company and the Voting Stockholders (or their Affiliates or Representatives) and each Person (other than the ILOG Group and its Affiliates and Representatives) who entered into any such agreement or to whom Confidential Information was provided in connection with a business combination involving the Company or its Affiliates.  From and after the Closing, the Voting Stockholders will take all actions reasonably requested by the ILOG Group in order to assist in enforcing the rights so assigned.  The Company and  the Voting Stockholders shall use their commercially reasonable efforts to cause any such Person to return to the Company and the Voting Stockholders any documents, files, data or other materials constituting Confidential Information that was provided to such Person in connection with the consideration of any such business combination.

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Section 6.12.

Dissenters’ Rights.

Promptly following the execution and delivery of this Agreement by each of the parties hereto (but in any event no later than three (3) Business Days after the date of this Agreement), the Company shall, and the Voting Stockholders shall cause the Company to, deliver to all of the LogicTools Stockholders (other than the Voting Stockholders) (i) notice that the Requisite Stockholder Approval has been obtained and (ii) any other notice required under applicable provisions of the Shareholders’ Agreement, the Company Constituent Documents, the ILCS, applicable Legal Requirements, any Contracts between or among the Company and any LogicTools Stockholders or otherwise (any such notice, a “Company Stockholder Notice”).  All Company Stockholder Notices shall include the recommendation of the Board of Directors of the Company and shall be provided to ILOG and  ILOG, Inc. prior to distribution for review and comment.  The Company Stockholder Notice shall inform shareholders of their right to dissent and the procedures to dissent and shall contain material information with respect to the transactions contemplated by this Agreement and the Transaction Documents that will objectively enable a shareholder to determine whether or not to exercise dissenters’ rights, all as provided by and in accordance with the ILCS, applicable Legal Requirements and the Company Constituent Documents.

Section 6.13.

Company Board Recommendation.

(a)

The Board of Directors of the Company shall recommend that any LogicTools Stockholders entitled to vote on the adoption of this Agreement and approval of the Merger, shall vote in favor of the approval and adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

(b)

Any information statement or other disclosure document distributed to any LogicTools Stockholders in connection with the Merger (including any Company Stockholder Notice) shall include a statement to the effect that the Board of Directors of the Company recommended or recommends, as the case may be, that the LogicTools Stockholders entitled to vote in connection therewith vote in favor of the approval and adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

(c)

Neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to the ILOG Group, the recommendation of the Board of Directors of the Company that the LogicTools Stockholders vote in favor of the approval and adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.  For purposes of this Agreement, the recommendation shall be deemed to have been modified in a manner adverse to the ILOG Group if such recommendation shall no longer be unanimous.

Section 6.14.

Consents and Filings; Further Assurances.

(a)

The Company, the Voting Stockholders and the ILOG Group shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements

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or otherwise to consummate and make effective the Transactions contemplated by this Agreement and the Transaction Documents as promptly as practicable, including, but not limited to: (i) obtaining from Governmental Bodies and other Persons all Consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the Transactions contemplated by this Agreement and the Transaction Documents, (ii) promptly making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement required under applicable Legal Requirements and (iii) having vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the Transactions contemplated by this Agreement and the Transactional Documents.  In furtherance and not in limitation of the foregoing, the Company and the Voting Stockholders shall permit the ILOG Group reasonably to participate in the defense and settlement of any claim, suit or cause of action relating to this Agreement or the Transactions contemplated hereby, and the Company and the Voting Stockholders shall not settle or compromise any such claim, suit or cause of action without the ILOG Group’s prior written consent.  Notwithstanding anything herein to the contrary, the ILOG Group shall not be required by this Section to take or agree to undertake any action, including entering into any Consent decree, hold separate order or other arrangement, that would (A) require the divestiture of any assets of the ILOG Group, the Company or any of their respective Affiliates, (B) limit the ILOG Group’s freedom of action with respect to, or its ability to consolidate and control, the Company or any of their assets or businesses or any of the ILOG Group’s or their Affiliates’ other assets or businesses or (C) limit the ILOG Group’s ability to acquire or hold, or exercise full rights of ownership with respect to, the Shares.

(b)

The Company shall, and the Voting Stockholders shall cause the Company to, give promptly such notice to third parties and obtain such third party consents and estoppel certificates as the ILOG Group may in its sole discretion deem necessary or desirable in connection with the Transactions contemplated by this Agreement and the Transaction Documents.  The ILOG Group shall cooperate with and assist the Company and the Voting Stockholders in giving such notices and obtaining such Consents and estoppel certificates; provided, however, that the ILOG Group shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or Consent to any change in the terms of any agreement or arrangement that the ILOG Group in its sole discretion may deem adverse to the interests of the ILOG Group or the Company or any of their Subsidiaries.

(c)

The Company, the Voting Shareholders and the ILOG Group agree that, in the event that any Consent, approval or authorization necessary or desirable to preserve for the Company any right or benefit under any lease, license, commitment or other Company Contract to which the Company is a party is not obtained prior to the Closing, the Voting Shareholders will, subsequent to the Closing, cooperate with the ILOG Group, the Company and any of their Subsidiaries or Affiliates in attempting to obtain such Consent, approval or authorization as promptly thereafter as practicable.

(d)

The Company shall, and the Voting Stockholders shall cause the Company to, (i) retain its accountants to provide to the ILOG Group, financial statements of the Company in compliance with Regulation S-X under the Securities Act as and when needed to satisfy any of

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the ILOG Group’s reporting obligations on Form 6-K of the Securities and Exchange Commission (or any amendments thereto) in connection with the Transactions contemplated hereby, including audited, interim and pro forma statements as may be required in accordance with Regulation S-X and (ii) use their best efforts to cause such auditors to consent to the inclusion of such financial statements in the ILOG Group’s filings on Form 6-K (or any amendments thereto), including by providing such auditors with a reasonable and customary representation letter in connection therewith.

Section 6.15.

Public Announcements.  On and after the date hereof and from time to time after the Closing Date, the parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the Transaction Documents or the Transactions contemplated hereby and thereby, and neither party shall issue any press release or make any public statement prior to obtaining the other party’s written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Legal Requirements or any listing agreement of any party hereto.

Section 6.16.

Transactional Expenses.  Within three (3) Business Days prior to the Closing Date, the Stockholders’ Representative, on behalf of the Company and the Voting Stockholders, shall provide to the ILOG Group an itemized schedule (the “Schedule of Expenses”) containing (i) a true and complete list of all Transaction Expenses that have been paid (or for which bills have been received) or shall have been paid as of the Closing Date by the Company, (ii) a good faith estimate of all such additional Transaction Expenses that have been incurred or shall have been incurred as of the Closing Date by the Company but are not reflected in clause (i) hereof and (iii) a good faith estimate of all additional Transaction Expenses that are expected to be incurred after the Closing Date by the Company, together with a certificate of the Stockholders’ Representative, on behalf of the Company and the Voting Stockholders, certifying the accuracy and completeness of the Schedule of Expenses.  The Schedule of Expenses shall include all fees and expenses of John T. Allen, Esq., John B. Trustkowski, Esq., Carl Blanchard and Wayne Haack for services rendered on or prior to the Closing Date by the Company.  On or before the Closing Date, the Voting Stockholders shall have made payment or reimbursed the Company for each Transaction Expense set forth in the Schedule of Expenses, other than the fees and expenses set forth therein that are estimated for services to be performed after the Closing Date or for services performed prior to the Closing Date for which the Company has not yet been billed, all of which fees and expenses shall be paid by the LogicTools Stockholders as they are later incurred or billed.

Section 6.17.

Voting Stockholders.  The Voting Stockholders have represented and warranted to the ILOG Group that they are Accredited Investors and by executing this Agreement have elected to receive Ordinary Shares in the Merger and shall irrevocably execute and deliver to ILOG and ILOG, Inc. the Accredited Investor Letter and Lock-Up Agreement simultaneously with the execution hereof. The Voting Stockholders will irrevocably execute and deliver the Stockholder Written Consent immediately following the execution and delivery of this Agreement and by executing the Stockholder Written Consent and this Agreement will have irrevocably waived any right to dissent they may have had under the ILCS, applicable Legal Requirements, the Shareholders’ Agreement, the Company Constituent Documents or otherwise.

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SECTION 7.

Restrictive Covenants

Section 7.1.

As an inducement to ILOG, ILOG, Inc., the Merger Subsidiary and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Voting Stockholder agrees to simultaneously sign a separate Noncompetition and Confidentiality Agreement in connection with this Agreement in the form attached hereto as Exhibit I.

SECTION 8.

Conditions To Closing

Section 8.1.

Conditions Precedent to Obligations of the ILOG Group.  The obligation of the ILOG Group to consummate the Transactions contemplated by this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by ILOG Inc.  in whole or in part to the extent permitted by applicable law):

(a)

all representations and warranties of the Company and the Voting Stockholders contained herein or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby shall be true and correct as of the date made;

(b)

all representations and warranties of the Company and the Voting Stockholders contained herein or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Voting Stockholders contained herein and therein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time, without giving effect to any supplement to the Exhibits and Schedules hereto;

(c)

the Company and the Voting Stockholders shall have performed and complied in all material respects with all obligations and covenants required by this Agreement or any Transaction Document to be performed or complied with by them on or prior to the Closing Date;

(d)

the ILOG Group shall have been furnished with the Voting Stockholders and Company Certificate (dated the Closing Date and in form and substance reasonably satisfactory to the ILOG Group) executed by the Company and the Voting Stockholders;

(e)

the ILOG Group shall have been furnished with the Levi Certificate (dated the date hereof, which shall be reissued as of the Closing Date, in form and substance reasonably satisfactory to the ILOG Group in its sole discretion) executed by Ms. Edith Simchi-Levi and Mr. David Simchi-Levi;

(f)

there shall not have been or occurred any Material Adverse Effect;

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(g)

Consents and Approvals.  All authorizations, Consents, orders and approvals of all Governmental Bodies and officials and all third party Consents and estoppel certificates that the ILOG Group in their sole discretion deem necessary or desirable for the consummation of the Transactions contemplated by this Agreement and the Transaction Documents, including all third party Consents required under any Company Contracts or referred to in Section 3.4, Section 3.29, Section 4.2 or Section 5.3, shall have been received and shall be satisfactory in form and substance to the ILOG Group in its sole discretion;

(h)

no Proceedings shall have been instituted or threatened or claim or demand made against the LogicTools Stockholders, the Company, or the ILOG Group seeking to restrain or prohibit or to obtain damages with respect to the consummation of the Transactions contemplated hereby;

(i)

No Prohibition.  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Company, the ILOG Group or any Person affiliated with the ILOG Group to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body;

(j)

The Company shall deliver to the Merger Subsidiary, ILOG, Inc. and ILOG an affidavit, under penalties of perjury, stating that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date, and in form and substance required under Treasury Regulation section 1.897-2(h) so that the Merger Subsidiary, ILOG, Inc. and ILOG are exempt from withholding any portion of the Aggregate Merger Consideration thereunder (the “FIRPTA Affidavit”);

(k)

the ILOG Group shall have received the written resignations of each director of the Company;

(l)

the employment agreements executed among the holders of Company Capital Stock and employees listed on Attachment 2 hereto and ILOG, Inc. shall become effective as of the Effective Time;

(m)

The Consulting Agreement executed by David Simchi-Levi and ILOG, Inc. shall become effective as of the Effective Time;

(n)

Each of the LogicTools Stockholders receiving Share Consideration, including all of the Voting Stockholders, shall have delivered the Accredited Investor Letter and entered into a Lock-Up Agreement with ILOG and ILOG, Inc.;

(o)

Schedule of Transaction Expenses.  The Stockholders’ Representative shall have delivered to the ILOG Group, the Schedule of Expenses, and all Transaction Expenses for which bills have been received by the Company by the Closing Date shall have been paid by the Voting Stockholders;

(p)

Third Party Expense Statements and Releases.  The ILOG Group shall have received from each third party referred to in the Schedule of Expenses a written instrument

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in form and substance reasonably satisfactory to the ILOG Group containing (i) the bill for the aggregate unpaid fees and expenses of such party incurred by the Company as of the Closing Date (and stating the amount of previously paid fees and expenses) that are or may be characterized as Transaction Expenses hereunder and (ii) a statement releasing and discharging the ILOG Group and any of its Affiliates (including the Company) from any liability for any Transaction Expenses;

(q)

Ancillary Agreements.  The ILOG Group shall have received an executed counterpart of each of the Transaction Documents, signed by each party other than the ILOG Group;

(r)

Shareholders Agreement.  The Shareholders Agreement shall have been terminated and the ILOG Group shall have received evidence satisfactory to it to confirm such termination;

(s)

Accounting.  The Company shall have converted to an accrual basis of tax and financial accounting and the ILOG Group shall have received evidence satisfactory to it to confirm such conversion;

(t)

Satisfactory Completion of Pre-Acquisition Review.  The ILOG Group  shall have satisfactorily completed their pre-acquisition investigation and review of the Company’s business, condition, assets, liabilities, operations, financial performance, net income, intellectual property, taxes and prospects and shall be satisfied with the results of that investigation and review in their sole discretion within fifteen (15) Business Days after notice to the Company specifying matters not satisfactorily completed;

(u)

all Affiliate Loans shall have been repaid to the Company or forgiven prior to the Closing Date;

(v)

Voting Stockholders and the Company shall have obtained the issuance, reissuance or transfer of all Governmental Authorizations required under Environmental Laws and Environmental Permits for the ILOG Group to conduct the operations of the Company’s business as of the Closing Date;

(w)

Dissenters’ Rights.  At Closing, LogicTools Stockholders of no more than five percent (5%) of the LogicTools Capital Stock shall have available to them dissenters’ rights pursuant to 805 ILCS 5/11.65 of the ILCS, the Shareholders’ Agreement or the Company Constituent Documents;

(x)

All outstanding Options shall have been exercised and paid for or shall have terminated in accordance with their terms and all option and employee plans, including the Company Employee Plans (with the exception of the Company’s 401(k) plan, which shall be merged with ILOG, Inc.’s 401(k) plan), of the Company shall have been terminated;

(y)

Shareholder Approval.  This Agreement and the Merger shall have been duly approved and adopted by the vote of the shareholders of the Company required by applicable Legal Requirements and the Company Constituent Documents pursuant to the Stockholder written consent;

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(z)

Noncompetition and Confidentiality.  Each Voting Stockholder shall have executed a separate Noncompetition and Confidentiality Agreement in connection with this Agreement in the form attached hereto as Exhibit I and such Noncompetition and Confidentiality Agreement shall be valid, binding and effective.

(aa)

Additional Documents.  The ILOG Group shall have received such other documents as they may request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Company or the Voting Stockholders, (ii) evidencing the compliance by the Company or any of the Voting Stockholders with, or the performance by the Company or the Voting Stockholders of, any covenant or obligation set forth in this Agreement or any Transaction Document, (iii) evidencing the satisfaction of any condition set forth in this Section 8 or in any Transaction Document or (iv) otherwise facilitating the consummation or performance of any of the Transactions.

Section 8.2.

Conditions Precedent to Obligations of the Voting Stockholders and the Company.  The obligations of the Voting Stockholders and the Company to consummate the Transactions contemplated by this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Stockholders’ Representative on behalf of the Voting Shareholders and the Company in whole or in part to the extent permitted by applicable law):

(a)

all representations and warranties of ILOG, ILOG, Inc, and the Merger Subsidiary contained herein or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby shall be true and correct as of the date made;

(b)

all representations and warranties of ILOG, ILOG, Inc, and the Merger Subsidiary contained herein or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby qualified as to materiality shall be true and correct, and all representations and warranties of ILOG, ILOG, Inc, and Merger Subsidiary contained herein and therein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date, without giving effect to any supplement to the Exhibits and Schedules hereto;

(c)

ILOG, ILOG Inc, and the Merger Subsidiary shall have performed and complied in all material respects with all obligations and covenants required by this Agreement or any Transaction Document to be performed or complied with by them on or prior to the Closing Date;

(d)

the Voting Stockholders and the Company shall have been furnished with the ILOG Closing Certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Voting Stockholders and the Company) executed by ILOG; ILOG, Inc.; and Merger Subsidiary;

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(e)

the employment agreements executed among the holders of Company Capital Stock and employees listed on Attachment 2 hereto and ILOG, Inc. shall become effective as of the Effective Time;

(f)

The Consulting Agreement executed by David Simchi-Levi and ILOG, Inc. shall become effective as of the Effective Time;

(g)

No Prohibition.  Neither the consummation on or the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Voting Stockholders or any Person affiliated with the Voting Stockholders to suffer any Material Adverse Consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body;

(h)

Ancillary Agreements.  The Voting Stockholders shall have received an executed counterpart of each of the Transaction Documents, signed by each party other than the Company or the Voting Stockholders; and

(i)

it shall be a condition only of any Voting Stockholder receiving Share Consideration, that there shall not have occurred any change, effect, circumstance, occurrence, state of facts or developments that is materially adverse to the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of the ILOG Group and its Subsidiaries, taken as a whole, or a material impairment or delay in the ability of the ILOG Group to perform their obligations hereunder and consummate the Transactions.

SECTION 9.

Indemnification

Section 9.1.

Survival of Representations and Covenants.

(a)

The representations and warranties of the Voting Stockholders, the Company and the ILOG Group contained in this Agreement and the Transaction Documents and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby shall survive the Closing until the second anniversary of the Closing Date; provided, however, that:

(i)

the representations and warranties set forth in Section 3.1 and Section 5.1 relating to organization and existence, Section 3.3, Section 4.1 and Section 5.2 relating to authority, Section 4.4 relating to the Shares, Section 5.5 relating to valid issuance, Section 3.5(a), Section 3.5(b), Section 3.5(c), and Section 3.5(d) relating to capitalization, Section 3.16 relating to tax, Section 3.17 and Section 3.18 relating to employee benefits (and the related representations and warranties in the Levi Certificate), Section 3.19 relating to Environmental and Section 3.25, Section 4.6 and Section 5.7 relating to broker’s fees and finder’s fees (Section 3.1, Section 3.3, Section 3.5, Section 3.16, Section 3.17 (and the related representations and warranties in the Levi Certificate), Section 3.18, Section 3.19, Section 3.25, Section 4.1, Section 4.4, Section 4.6, Section 5.1, Section 5.2, Section 5.5 and Section 5.7 are collectively referred to herein as the “Core Representations”), shall survive the Closing until the close of business on the

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ninety (90) days following the expiration of applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof);

(ii)

any representation in the case of fraud, intentional misrepresentation or intentional Breach shall survive indefinitely; and

(iii)

the representations and warranties set forth in Section 3.12 regarding intellectual property shall survive the Closing until the third anniversary of the Closing Date.

Neither the Voting Stockholders, the Company nor the ILOG Group shall have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

Section 9.2.

Indemnification by the Voting Stockholders.  The Voting Stockholders shall, jointly and severally, save, defend, indemnify and hold harmless the ILOG Group and their Affiliates (including the Company) and the respective Representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (hereinafter collectively, “Losses”), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)

any Breach of any representation or warranty made by the Voting Stockholders or the Company contained in this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby, including, without limitation, the Voting Stockholders and Company Certificate and the Levi Certificate, as if such representation and warranty were made as of the Closing Date (without giving effect to any limitations or qualifications thereto, including materiality, Material Adverse Effect, Knowledge or subsequent supplements or updates to the Schedules and Exhibits hereto);

(b)

any Breach of any covenant or agreement by the Voting Stockholders or the Company contained in this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby (including as a result of the action or failure to act of the Company); and;

(c)

any demands by LogicTools Stockholders under 805 ILCS 5/11.65 (which shall include without limitation amounts paid to such LogicTools Stockholders with respect to such demands in excess of the Merger Consideration as adjusted pursuant to Section 2.1 and Section 2.2 payable to holders of the same class or series of LogicTools Stock pursuant to Section 2.1 and Section 2.2 of this Agreement, as well as attorneys’ fees and expenses incurred in connection with such demands); and

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(d)

any Excluded Liabilities.

Section 9.3.

Indemnification by the ILOG Group.  ILOG, ILOG, Inc. and Merger Subsidiary shall, jointly and severally, save, defend, indemnify and hold harmless the Voting Stockholders and their Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a)

any Breach of any representation or warranty made by ILOG, ILOG Inc, and Merger Subsidiary contained in this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby as if such representation and warranty were made as of the Closing Date (without giving effect to any limitations or qualifications thereto, including materiality, Material Adverse Effect, Knowledge or subsequent supplements or updates to the Schedules and Exhibits hereto); and

(b)

any Breach of any covenant or agreement by the ILOG, ILOG Inc, and Merger Subsidiary contained in this Agreement or any Transaction Document or any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the Transactions contemplated hereby or thereby (including as a result of the action or failure to act of ILOG, ILOG Inc, and Merger Subsidiary).

Section 9.4.

Procedures.

(a)

In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss or a claim or demand made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the party against whom indemnity is sought (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of written notice of the Third Party Claim and shall provide the Indemnifying party with such information with respect thereto as the Indemnifying Party may reasonably request.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Section 9.

(b)

If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right (unless the Indemnifying Party fails to provide reasonable assurances to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party.  The Indemnifying Party shall be liable for the fees and

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expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof or does not have the right to assume the defense of said Third Party Claim pursuant to the terms hereof.  If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 9.4(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim.  If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest.  If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party.  If the Indemnifying Party assumes the defense of any Third Party Claim, (1) the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to compromise, settle or discharge, such Third Party Claim without the Indemnified Party’s prior written Consent and (2) the Indemnified Party shall Consent to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms requires that the Indemnifying Party pay the full amount of the liability in connection therewith, that otherwise releases the Indemnified Party completely and with prejudice in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party.  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and, in addition to any other Losses, shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks, among other things, an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party, and the Indemnified Party shall have the sole and exclusive right to settle any such Third Party Claim.

(i)

The indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Losses thereof, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party, together with interest on any amount not repaid as necessary to the Indemnified Party by the Indemnifying Party within five Business Days after receipt of notice therefor, from the date such Losses have been notified to the Indemnifying Party, at a rate of interest set forth in Section 2.2(j).

(c)

The Indemnifying Party shall not be entitled to require that any action be made or brought against any other Person before action is brought or a claim is made against it hereunder by the Indemnified Party.

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(d)

In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim within ten (10) Business Days to the Indemnifying Party.  The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 9 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Section 9.  If the Indemnifying Party does not notify the Indemnified Party within ten days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand.  If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

(e)

Notwithstanding the provisions of Section 12.9 and Section 12.11, each Indemnifying Party hereby Consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

Section 9.5.

Limitations on Indemnification Liability.  Notwithstanding anything to the contrary contained in this Agreement:  (i) an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.2(a) or Section 9.3(a), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds One Hundred Thousand United States Dollars ($100,000.00) in which case the Indemnifying Party shall be liable for the full amount of such Losses from the first dollar thereof, and (ii) the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or relating to the causes set forth in Section 9.2(a) or Section 9.3(a), as the case may be, shall be an amount equal to twenty five percent (25%) of the Aggregate Merger Consideration as adjusted pursuant to Sections 2.2(e) and 2.2(i) hereof provided that the foregoing clauses (i) and (ii) shall not apply to Losses arising out of or relating to the untruth or Breach of any representation or warranty if such untruth or Breach is the result of fraud, intentional misrepresentation or intentional Breach, and, provided, further, that the foregoing clauses (i) and (ii) shall not apply to Losses arising out of or relating to the untruth or Breach of any representation or warranty made in any Core Representation (other than Sections 3.17, 3.18 (and the related representations and warranties in the Levi Certificate) and 3.19), the maximum aggregate amount of indemnifiable Losses for which shall be an amount equal to the Cash Consideration plus, if the Cash Consideration is exhausted, to the extent required, the Share Consideration valued in United States Dollars by reference to the closing sales prices of the American Depositary Receipts of ILOG on the NASDAQ Global Select Market as of the date the claim is paid, it being understood that such payments shall first be made from the Cash Consideration.

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Section 9.6.

Remedies Not Affected by Investigation, Disclosure or Knowledge.  No investigation conducted by or on behalf of any party at any time and no disclosure provided to or Knowledge of any party with respect to any event, condition or circumstance that renders inaccurate any representation or warranty or reveals the occurrence of a Breach of any covenant of any other party contained in this Agreement or any Transaction Document shall be deemed to be a waiver of, or to relieve such other party of any liability for, (i) the Breach of any such representation, warranty or covenant, (ii) the nonfulfillment of any of the conditions set forth in Section 8 or (iii) any rights to indemnification or other remedy arising in connection therewith.  If the Transactions contemplated hereby are consummated, each party hereby expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any such Breach notwithstanding any investigation, disclosure or Knowledge as described herein, subject to any limitations on recovering as may otherwise be provided in Section 9.5.

Section 9.7.

Escrow.

(a)

Any amount due with respect to indemnification obligations under this Section 9 shall be paid by the Indemnifying Party, in accordance with the provisions of this Section 9, during the Escrow Period (as defined below) first through the release of such amount from the Escrow Deposit, in accordance with the procedures set forth in the Escrow Agreement.

(b)

To the extent the Escrow Period has terminated, or the amount in the Escrow Account is not sufficient to satisfy the amount due referred to in paragraph (a) above in full, such amount due or any balance of the amount due, as applicable, shall be satisfied personally by the Voting Stockholders in accordance with the provisions of Section 9.

(c)

“Escrow Period” shall mean the period commencing on the Closing Date and continuing until the later of the two year anniversary of the Closing Date and the date when any claim made prior to the two year anniversary of the Closing Date is finally resolved.

Section 9.8.

Tax Matters.  Anything in this Section 9 to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Excluded Tax Liabilities shall be governed by Section 10.1(c).

Section 9.9.

No Contribution.  The LogicTools Stockholders shall not have and shall not exercise or assert (or attempt to assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such stockholders may become subject under or in connection with this Agreement, the Escrow Agreement or the Transaction Documents.

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SECTION 10.

Certain Tax, Matters

Section 10.1.

Certain Tax Matters

(a)

Tax Returns.  Any Tax Returns required to be filed by the Company after the Closing Date shall be or caused to be prepared and filed by the ILOG Group.

(b)

Transfer Taxes.  All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement shall be paid by the holders of Company Capital Stock. Each party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and to the extent required by applicable law, each party will join, and cause its Affiliates to join, in the execution of any such Tax Returns and other documentation.

(c)

Tax Indemnification.  The ILOG Group and the Company shall be entitled to indemnification from the Voting Stockholders against, and shall be held harmless by the Voting Stockholders, severally and jointly, from any Excluded Tax Liabilities (and any associated Losses), without regard to any limitations set forth in Section 9.5.

(d)

Tax Contest.  ILOG, Inc., and the Company shall give prompt written notice to the Voting Stockholders if the IRS (or other taxing authority) shall propose an adjustment, which, if upheld, would result in the Voting Stockholders making a payment under Section 10.1(c). If any of the Voting Stockholders shall request, ILOG, Inc. and the Company shall consult with the Voting Stockholders regarding the contest of such proposed adjustment and, if feasible, provide the representative with copies of written materials prior to submission. Notwithstanding the foregoing, the ILOG Group and the Company shall have the absolute and complete control of any contest, provided that the ILOG Group and the Company shall not settle any contest without the consent of the Stockholders’ Representative, which consent shall not be unreasonably withheld. To the extent consistent with the foregoing, the ILOG Group, the Company and the Stockholders’ Representative shall cooperate with each other in pursuing any contest under this Section.

(e)

Cooperation.  The Company and the Voting Stockholders shall, and shall cause their respective Related Persons to provide, and the ILOG Group shall, and shall cause the Surviving Corporation to, provide the other parties with, as promptly as practicable, such information (including access to books and records) and assistance (including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided) as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any action relating to any adjustment or proposed adjustment with respect to Taxes imposed, with respect to the Company.

(f)

Tax Treatment.  For all Tax purposes, the Company, the Voting Stockholders and the ILOG Group agree to treat, and to cause their respective Related Persons to treat, except as required by applicable Law, any indemnity payment required by Section 10 and Section 11.1(c) as an adjustment to the Aggregate Merger Consideration.

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(g)

Tax Sharing Agreements.  The Company and the Voting Stockholders shall terminate or cause to terminate all Tax sharing agreements or similar agreements with respect to or involving the Company as of the Closing Date, and take such actions such that, after the Closing Date, no party shall have any Liability thereunder.

SECTION 11.

Termination

Section 11.1.

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of ILOG, Inc. and the Stockholders’ Representative;

(b)

(i) by the Stockholders’ Representative, if ILOG, ILOG, Inc., or Merger Subsidiary Breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Transaction Document and such Breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2, (B) cannot be or has not been cured within fifteen (15) days following delivery by the Stockholders’ Representative or ILOG, Inc. of written notice of such Breach or failure to perform and (C) has not been waived by the Stockholders’ Representative or (ii) by ILOG, Inc., if any Voting Stockholder or the Company Breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement or any Transaction Document and such Breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 8.1, (y) cannot be or has not been cured within fifteen (15) days following delivery by ILOG, Inc. or the Stockholders’ Representative of written notice of such Breach or failure to perform and (z) has not been waived by ILOG Inc.;

(c)

(i) by the Stockholders’ Representative, if any of the conditions set forth in Section 8.2 shall have become incapable of fulfillment prior to March 15, 2007 or (ii) by the ILOG, Inc., if any of the conditions set forth in Section 8.1 shall have become incapable of fulfillment prior to March 15, 2007; provided, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date;

(d)

by either the Stockholders’ Representative or ILOG, Inc. if the Closing shall not have occurred by March 15, 2007; provided, that the right to terminate this Agreement under this Section 11.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(e)

by either the Stockholders’ Representative or ILOG, Inc. in the event that any Governmental Body shall have issued any order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination shall have used its commercially reasonable

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efforts, in accordance with Section 6.14, to have such order, decree, ruling or other action vacated; or

(f)

by ILOG, Inc., if between the date hereof and the Closing, an event or condition occurs that has resulted or is reasonably likely to result in a Material Adverse Effect.

The party seeking to terminate this Agreement pursuant to this Section 11.1 (other than Section 11.1(a)) shall give prompt written notice of such termination to the other party.

Section 11.2.

Effect of Termination.  In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party except (a) for the provisions of Section 3.25, Section 4.6 and Section 5.7 relating to broker’s fees and finder’s fees, Section 6.11 relating to confidentiality, Section 6.15 relating to public announcements, all of Section 12 and this Section 11.2 and (b) that nothing herein shall relieve either party from liability for any Breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

Section 11.3.

Nonexclusivity of Termination Rights.  The termination rights provided in Section 11.1 shall not be deemed exclusive.  Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 11.1 shall not be deemed to be an election of any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement at common law, in equity or otherwise).

SECTION 12.

Miscellaneous Provisions

Section 12.1.

Fees and Expenses.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Transaction Documents and the Transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such Transactions are consummated; provided that if the Transactions contemplated hereby are consummated, Transaction Expenses shall be borne and paid by the Voting Stockholders and not by the Company.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by the other.

Section 12.2.

Stockholders’ Representative.

(a)

The Voting Stockholders of the Company, by approving this Agreement and the transactions contemplated hereby and thereby, hereby irrevocably appoint Ms. Edith Simchi-Levi as their agent and attorney-in-fact for purposes of this Agreement and the Transaction Documents, including without limitation, Sections 2.2, 9 and 10 and the Escrow Agreement (the “Stockholders’ Representative”), and consent to the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken by her or him under this Agreement, the Escrow Agreement and the Transaction Documents (including, without limitation, the exercise of the power to authorize delivery to the ILOG Group of cash out of the Escrow in satisfaction of claims by the ILOG Group).  The Stockholders’ Representative hereby agrees to negotiate, enter into settlements and compromises

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of claims, including third-party claims, to comply with orders of courts and awards of arbitrators with respect to such claims, resolve any claim made pursuant to Sections 2.2, 9 and 10, take all actions necessary in her or his judgment for the accomplishment of the foregoing, and hereby accepts her or his appointment as the Stockholders’ Representative such purposes.  The ILOG Group shall be entitled to deal exclusively with the Stockholders’ Representative on all matters relating to the foregoing and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company Shareholders by the Stockholders’ Representative, and on any other action taken or purported to be taken on behalf of any Company shareholder by the Stockholders’ Representative, as fully binding upon such Company shareholder.

(b)

If the Stockholders’ Representative shall die, become disabled or otherwise be unable to fulfill her or his responsibilities as agent of the Company shareholders, then Mr. David Simchi-Levi shall, within ten days (10) after such death or disability, appoint a successor representative reasonably satisfactory to ILOG, Inc.  Any such successor shall become the “Stockholders’ Representative” for all purposes described herein.  If for any reason there is no Stockholders’ Representative at any time, all references herein to the Stockholders’ Representative shall be deemed to refer to Mr. David Simchi-Levi.

Section 12.3.

Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

Section 12.4.

Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party

Section 12.5.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company:

LogicTools, Inc.

35 Corporate Drive, 4th floor

Burlington, MA 01803

Attention:

David Simchi-Levi

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Edith Simchi-Levi

Facsimile: (312) 803-0448

with a copy (which shall not constitute notice) to:

Law Office of John T. Allen, P.C.

39 South LaSalle Street, Suite 200

Chicago, Illinois 60603-1641

Attention:

John T. Allen, Esq.

Facsimile: (312) 201-8665

if to any of the Voting Stockholders at the address set forth beneath such Voting Stockholder’s name on the signature page attached hereto;

if to the Stockholders’ Representative:

Edith Simchi-Levi

35 Corporate Drive, 4th floor

Burlington, MA 01803

Attention:

Edith Simchi-Levi

Facsimile: (312) 803-0448

if to the ILOG Group:

ILOG, Inc.

1080 Linda Vista Ave.

Mountain View CA 94043

Attention:

Kim Funk

Vice President and General Counsel

Fax No.: (650) 567-8011

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attention:

Scott R. Saks, Esq.

Facsimile: 212-319-4090

Section 12.6.

Interpretation.  When a reference is made in this Agreement to a Section, Article, Schedule or Exhibit such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement or in any Schedule or Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  All Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

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Section 12.7.

Entire Agreement.  This Agreement and the Transaction Documents, Exhibits and Schedules and other agreements and instruments delivered in connection herewith constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Agreement.  Notwithstanding any oral agreement of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the Transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 12.8.

No Third-Party Beneficiaries.  Except as provided in Section 9, this Agreement shall be binding upon and inure solely to the benefit of each party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 12.9.

Governing Law/Jurisdiction.

(a)

Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Illinois.

(b)

Jurisdiction.  Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of, relating or with respect to the subject matter of this Agreement or the Transaction Documents shall be resolved and determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, Illinois law) and the Rules of Practice and procedure for Judicial Arbitration and Mediation Services (“JAMS”).  The arbitration will be conducted in Chicago, Illinois and administered by JAMS, who will appoint the arbitrator.  Judgment upon any arbitration award may be entered into in any court having jurisdiction.

Section 12.10.

Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that no assignment shall limit the assignor’s obligations hereunder; and, provided further, that any number of ILOG Group may assign this Agreement to any Affiliate or  Subsidiary of the ILOG Group without the prior consent of any other party hereto.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns;

Section 12.11.

Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise Breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or

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injunctions to prevent Breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief..

Section 12.12.

Currency.  All references to “dollars” or “$” or “US$” in this Agreement or any Transaction Document refer to United States dollars, which is the currency used for all purposes in this Agreement and any Transaction Document.

Section 12.13.

Severability.  If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any Legal Requirement or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such Legal Requirement, but this Agreement or the Transaction Documents shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.  Notwithstanding the foregoing, if any such determination materially and adversely affects either party, the parties shall negotiate in good faith to modify this Agreement to the fullest extent permitted by Legal Requirements so as to effect their original intent to the maximum extent possible.

Section 12.14.

Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.15.

Different Consideration; Conflicts.  The Voting Stockholders hereby represent, acknowledge and agree that conflicts may exist among certain of the Voting Stockholders and certain other LogicTools Stockholders, including, among others, in that in order for the ILOG Group to be able to comply with certain securities laws, the form of the consideration being received by certain of the LogicTools Stockholders is different from the form of consideration being received by certain other LogicTools Stockholders since the LogicTools Stockholders who are Accredited Investors will be receiving Cash Consideration and Share Consideration whereas LogicTools Stockholders who are not Accredited Investors are receiving only Cash Consideration and that the Voting Stockholders will have indemnification, escrow and purchase price downward adjustment risks, obligations and liabilities greater than that of the LogicTools Stockholders who are not Voting Stockholders.  Each of the Voting Stockholders hereby expressly accepts such differences and any potential conflicts that may exist as a result of the foregoing, agrees to be bound by the terms and conditions of this Agreement despite such differences and risks, obligations and

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liabilities and hereby agrees that the Merger and the Transaction Documents are fair and such Voting Stockholder releases the ILOG Group and their Subsidiaries and Affiliates from any claims as a result of the foregoing.

Section 12.16.

Construction.  The parties hereto acknowledge and agree that they have participated jointly in the negotiating and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

Section 12.17.

Counterparts.  This Agreement may be executed in two or more counterparts and by different parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

Section 12.18.

Facsimile Signature.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

[Signature Page Follows]

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The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

“ILOG”		ILOG S.A.
By:
Name:
Title:

“ILOG, Inc.”		ILOG, Inc.
By:
Name:
Title:

“Merger Subsidiary”:		ILOG USA, Inc.
By:
Name:
Title:

the Company”:		LOGICTOOLS, INC.
By:
Name:
Title:

“the Stockholders’ Representative”
By:
Name:
Title:

(Merger Agreement Signature Page)

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“Voting Stockholders”:

David Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Edith Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Michael S. Watson
Address: 2711 Harrison Street Evanston, IL 60201

Peter J. Cacioppi
Address: 750 E. 43rd Avenue Eugene, OR 97405

(Merger Agreement Signature Page)

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Exhibit A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Accredited Investor” shall have the meaning specified in Rule 501 of Regulation D promulgated under the Securities Act.

“Accredited Investor Letter” shall have the meaning specified in Section 2.1 of this Agreement.

“Adjustment Escrow Deposit” shall have the meaning specified in Section 2.7 of this Agreement.

“Aggregate Merger Consideration” shall have the meaning specified in Section 2.2(a) of this Agreement.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Exhibits and Schedules thereto), as it may be amended or supplemented from time to time.

“Articles of Merger” shall have the meaning specified in Section 1.3 of this Agreement.

“Balance Sheet” shall have the meaning specified in Section 3.6(c) of this Agreement.

“Breach” of a representation, warranty, covenant, obligation or other provision shall be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

“Business Day” means any day that is not a Saturday, a Sunday or another day on which banks are required to or authorized to be closed in California, Illinois, or New York.

“Certificates” shall have the meaning specified in Section 2.5 of this Agreement.

“Cash Consideration” shall have the meaning specified in Section 2.2(a) of this Agreement.

“Capital Stock” shall have the meaning specified in Section 3.5(c) of this Agreement.

“Closing” shall have the meaning specified in Section 1.2 of this Agreement.

“Closing Balance Sheet" shall have the meaning specified in Section 2.2(f) of this Agreement.

“Closing Date” shall have the meaning specified in Section 1.2 of this Agreement.

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“Closing Consolidated Stockholders’ Equity” shall have the meaning specified in Section 2.2(f) of this Agreement.

“COBRA” shall have the meaning specified in Section 3.17(g) of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Company” shall have the meaning specified in the introductory paragraph of the Agreement.

“Company Affiliate” shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Company Constituent Documents” shall have the meaning specified in Section 3.2(a) of this Agreement.

“Company Contract” shall mean any Contract:

(a)

to which the Company is a party;

(b)

by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or

(c)

under which the Company has or may acquire any right or interest.

“Company Employee” shall have the meaning specified in Section 3.17(a) of this Agreement.

“Company Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable “at will” without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

“Company Employee Plans” shall have the meaning specified in Section 3.17(a) of this Agreement.

“Company Financial Statements” shall have the meaning specified in Section 3.6(a) of this Agreement.

“Company Group Employees”  shall have the meaning specified in Section 6.4(a).

“Company IP Agreements” means (a) licenses of Intellectual Property by the Company to any third party, (b) licenses of Intellectual Property by any third party to the Company,

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(c) agreements between the Company and any third party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet Web sites, and (d) Consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Owned Intellectual Property.

“Company IT Systems” shall have the meaning specified in Section 3.12(h) of this Agreement.

“Company Software” means all Software (a) material to the operation of the Company, or (b) manufactured, distributed, sold, licensed or marketed by the Company.

“Confidential Information”  shall have the meaning specified in Section 6.11(b)(iv) of this Agreement.

“Consent” shall mean any notice, approval, consent, order, permit, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Consulting Agreement” shall mean the Consulting Agreement to be signed as of the date hereof, which shall become effective as of the Effective Time.

“Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

“Core Representations” shall have the meaning specified in Section 9.1(a)(i) of this Agreement.

“Dissenting Shares” shall have the meaning specified in Section 2.8(a) of this Agreement.

“Effective Time” shall have the meaning specified in Section 1.3 of this Agreement.

“Employment Agreements” shall have the meaning specified in Section 2.12 of this Agreement.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, easement, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, adverse claim, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

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“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Laws” means:  any Legal Requirements of any Governmental Body relating to (i) releases, admissions or discharges or threatened releases, admissions or discharges of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“Environmental Permit” means all permits, Consents and Governmental Authorizations under any Environmental Law.

“ERISA” shall have the meaning specified in Section 3.17(a) of this Agreement.

“ERISA Affiliate” shall mean any Person that is, was or would be treated as a single employer with any of the Specified Entities under Section 414 of the Code.

“Escrow” shall have the meaning specified in Section 2.7 of this Agreement.

“Escrow Agent” shall mean an escrow agent chosen by the Stockholders’ Representative, ILOG and ILOG, Inc., or if they are unable to agree, an escrow agent determined pursuant to the arbitration provisions of Section 12.9(b) hereto.

“Escrow Agreement” shall have the meaning specified in Section 2.11 of this Agreement.

“Escrow Deposit” shall have the meaning specified in Section 2.7 of this Agreement.

“Escrow Period” shall have the meaning specified in Section 9.7(c) of this Agreement.

“Estimated Aggregate Merger Consideration” shall have the meaning specified in Section 2.2(e)  of this Agreement.

“Estimated Closing Balance Sheet“ shall have the meaning specified in Section 2.2(d) of this Agreement.

“Estimated Closing Balance Sheet Date“ shall have the meaning specified in Section 2.2(d) of this Agreement.

“Estimated Closing Consolidated Stockholders’ Equity” shall have the meaning specified in Section 2.2(d) of this Agreement.

“Estimated Lower Adjustment Amount” shall have the meaning specified in Section 2.2(e)(ii) of this Agreement.

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“Estimated Per Share Merger Consideration”  shall have the meaning specified in Section 2.2(e) of this Agreement.

“Estimated Per Share Downwards Merger Consideration Adjustment” shall have the meaning specified in Section 2.2(e)(ii) of this Agreement.

“Estimated Per Share Upwards Merger Consideration Adjustment” shall have the meaning specified in Section 2.2(e)(i) of this Agreement.

“Estimated Upper Adjustment Amount” shall have the meaning specified in Section 2.2(e)(i) of this Agreement.

“Excluded Liabilities” means (a) all Excluded Tax Liabilities; (b) any indebtedness or Liability of the Company owed to any LogicTools Stockholder or to any LogicTools Stockholders’ management, employees, affiliates or family members; (c) any Liability or obligation (including, without limitation, any fine, penalty or other Liability) arising from, or costs related to, any governmental filing (including on Form 5500), or the failure to make any such filing which was due to be filed prior to the Closing Date, related to any Plan); (d) any Liability or obligation under the Worker Adjustment and Retraining Notification Act with respect to the Company arising prior to the Closing Date; (e) except for such amounts expressly accrued on the Estimated Closing Balance Sheet and the Closing Balance Sheet, any deferred compensation (including any accrued bonuses or other deferred compensation owing as a result of the Transaction); (f) any fees and expenses relating to the Transaction paid by the Company (including but not limited to any audit, attorney, brokerage or other professional fees of the Company or the Voting Stockholders); (g) except for such amounts expressly accrued on the Estimated Closing Balance Sheet and the Closing Balance Sheet, any Liability for compensation, benefits, vacation pay, sick leave, severance pay, workers’ compensation or similar obligation that relates to services performed before the Closing by any employees of any of the Company or other service providers for the Company; (h) any Liability related to any claim made by any current or former employee of the Company or other service providers for the Company (including but not limited to any claims for compensation, benefits, vacation pay, sick leave, severance pay, workers’ compensation or similar obligation) to the extent such claim relates to such employee’s or service provider’s employment or service with the Company prior to the Closing Date; (i) any Liability or expense related to any recall of any products of any of the Company sold prior to the Closing Date; (j) any Liability associated with terminating or paying out the holders of outstanding options to acquire any Capital Stock of the Company, to the extent not exercised or expired as of the Closing, any Liability resulting from any claim by a holder of Options, not included on Schedule 3.5(b) hereto, and any Liability to any holder or alleged holder of any Capital Stock of the Company related to the invalid issuance or alleged issuance of any Capital Stock of the Company or otherwise not identified in Section 3.5(a) or 3.5(b) hereto, or any Liability resulting from any violation or termination of the Shareholders’ Agreement or any Liability greater than the Per Share Merger Consideration (as adjusted pursuant to the terms hereof) with respect to any shares of Company Capital Stock of any holder asserting any dissenter’s or appraisal rights with respect to the Transaction pursuant to the ILCS, the Shareholders’ Agreement, the Company Constituent Documents or otherwise; (k) any Liability resulting from the issuance of any Capital Stock of the Company in violation of any Legal Requirement or the Company Constituent Documents and (l) any and all other Liabilities of the

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Company of every kind, nature and description, absolute or contingent, existing as against the Company prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for and accrued and applied as a Liability on the Estimated Closing Balance Sheet and the Closing Date Balance Sheet.

“Excluded Tax Liabilities” means (a) any Taxes of any kind payable by, or attributable to, the Company with respect to any Pre-Closing Period (including, without limitation, any non-income taxes that accrued or are payable prior to the Closing Date) or resulting from the conversion of the Company to a C Corporation or the accrual method of tax and financial accounting, in excess of such amounts reflected or reserved (without regard to deferred Tax assets and liabilities) for on the Estimated Closing Balance Sheet and the Closing Balance Sheet, or resulting from any challenge by any taxing authority in respect of the treatment of the payment or payments that the Company paid or will pay to David Simchi-Levi for his services, and (b) any cost, penalty, interest expense or fine related to any Tax deficiency with respect to any Pre-Closing Period resulting from any act or omission of the Company or any LogicTools Voting Stockholders occurring prior to the Closing Date, in each case whether such liability occurs, before, on or after the Effective Time.

“Existing Shares” shall have the meaning specified in Section 3.5(a) of this Agreement.

“FIRPTA Affidavit” shall have the meaning set forth in Section 8.1(i) of this Agreement.

“Final Aggregate Downwards Merger Consideration Adjustment” shall have the meaning specified in Section 2.2(i)(iii) of this Agreement.

“Final Aggregate Merger Consideration” shall have the meaning specified in Section 2.2(i)(i) of this Agreement.

“Final Per Share Downwards Merger Consideration Adjustment”  shall have the meaning specified in Section 2.2(i)(ii) of this Agreement.

“Final Per Share Merger Consideration” shall mean the Per Share Merger Consideration, adjusted as provided in Section 2.1 and 2.2 hereof.

“Final Per Share Upwards Merger Consideration Adjustment” shall have the meaning specified in Section 2.2(i)(ii) of this Agreement.

“Final Lower Adjustment Amount” shall have the meaning specified in Section 2.2(i)(i)(B) of this Agreement.

“Final Upper Adjustment Amount” shall have the meaning specified in Section 2.2(i)(i)(A) of this Agreement.

“GAAP” shall mean U.S. generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

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“Governmental Authorization” shall mean any permit, license, certificate, franchise, concession, approval, Consent, ratification, permission, clearance, notice, confirmation, endorsement, waiver, exception, certification, designation, rating, registration, qualification, Order or authorization that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any:

(a)

nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b)

federal, state, local, municipal, foreign or other government;

(c)

governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

(d)

multi-national organization or body; or

(e)

individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Hazardous Substances” means:  (i) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (ii) petroleum and petroleum products, including crude oil and any fractions or derivatives thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other pollutant or contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“ILCS” shall have the meaning specified in the recitals of this Agreement.

“ILOG” shall have the meaning specified in the introductory paragraph of this Agreement.

“ILOG Closing Certificate” shall have the meaning specified in Section 2.10 of this Agreement.

“ILOG Group” shall have the meaning specified in the introductory paragraph of this Agreement.

“ILOG, Inc.” shall have the meaning specified in the introductory paragraph of this Agreement.

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“Indemnified Party” shall have the meaning specified in Section 9.4(a) of this Agreement.

“Indemnifying Party” shall have the meaning specified in Section 9.4(a) of this Agreement.

“Initial Escrow Deposit” shall have the meaning specified in Section 2.7 of this Agreement.

“Initial Per Share Escrow Amount” shall have the meaning specified in Section 2.7 of this Agreement.

“Intellectual Property” means (i) patents, patent applications, and statutory invention registrations, (ii) trademarks, service marks, Internet domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof, (iii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Independent Accounting Firm” shall have the meaning specified in Section 2.2(h) of this Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Key Employee” shall mean a senior level manager of the Company at or above the level of Vice President.

“Knowledge” of a particular fact or other matter shall be deemed to be possessed by an individual if:

(a)

such individual is actually aware of such fact or other matter; or

(b)

a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

The Company shall be deemed to have “Knowledge” of a particular fact or other matter if any officer, employee or other Representative of the Company has Knowledge of such fact or other matter.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

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“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Licensed Intellectual Property” means Intellectual Property licensed to the Company pursuant to the Company IP Agreements.

“Letter of Transmittal” shall have the meaning specified in Section 2.6(a) of this Agreement.

“Levi Certificate” shall have the meaning specified in Section 2.10 of this Agreement.

“LogicTools Stockholders” shall mean the holders of all outstanding Capital Stock of the Company.

“Losses” shall have the meaning specified in Section 9.2 of this Agreement.

“Lost Certificate Affidavit” shall have the meaning specified in Section 2.9(a) of this Agreement.

“Lower Reference Amount” shall have the meaning specified in Section 2.2(e)(ii) of this Agreement.

“Material Adverse Effect” means any change, effect, circumstance, occurrence, state of facts or developments that is materially adverse to the business, assets, liabilities, results of operations, condition (financial or otherwise), properties or prospects of the Company or a material impairment or delay in the ability of the Company and Voting Stockholders to perform their obligations hereunder and under the Transaction Documents and consummate the Transactions.

“Merger” shall have the meaning specified in Section 1.1 of this Agreement.

“Merger Subsidiary” shall have the meaning specified in the introductory paragraph of this Agreement.

“Minor Contract” shall mean any Company Contract that does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $50,000.

“New Company Common Share” shall have the meaning specified in Section 2.4 of this Agreement.

“Non-Voting Company Stockholder” shall have the meaning specified in the recitals of this Agreement.

“Non-Voting Shares” shall have the meaning specified in the recitals of this Agreement.

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“Notice of Disagreement” shall have the meaning specified in Section 2.2(g) of this Agreement.

“Option”  shall mean any option, warrant or interest convertible into exchangeable for or exercisable for any Capital Stock of the Company.

“Option Shares” shall have the meaning specified in Section 3.5(b) of this Agreement.

“Order” shall mean any:

(a)

order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

(b)

Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

“Ordinary Course of Business” shall include an action taken by or on behalf of the Company if:

(a)

such action is recurring in nature, is consistent with the Company’s past practices and is taken in the ordinary course of the Company’s normal day-to-day operations;

(b)

such action is taken in accordance with sound and prudent business practices;

(c)

such action is not required to be authorized by the Company’s stockholders, the Company’s board of directors or any committee of the Company’s board of directors and does not require any other separate or special authorization of any nature; and

(d)

such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Entities that are engaged in businesses similar to the Company’s business.

“Ordinary Shares” shall have the meaning specified in Section 2.2(a) of this Agreement.

“Owned Intellectual Property” means Intellectual Property owned by the Company.

“Pension Plan” shall have the meaning specified in Section 3.17(a) of this Agreement.

“Per Share Adjustment Escrow Amount” shall have the meaning specified in Section 2.2(i)(ii) of this Agreement.

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“Per Share Escrow Amount” shall have the meaning specified in Section 2.7 of this Agreement.

“Per Share Merger Consideration” shall have the meaning specified in Section 2.2(a) of this Agreement.

“Person” shall mean any individual, Entity or Governmental Body.

“Permitted Encumbrances” shall have the meaning specified in Section 3.7(a) of this Agreement.

“Post-Closing Period” shall mean (i) any Tax period beginning immediately after the Closing and (ii) in the case of any Tax period which includes, but does not begin on, the Closing, the portion of such period beginning immediately after the Closing.

“Pre-Closing Period” shall mean (i) any Tax period ending on or before the Closing and (ii) in the case of any Tax period which includes, but does not end on, the Closing, the portion of such period up to any including the Closing.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

“Related Party” shall include each of the following:

(a)

each of the Voting Stockholders;

(b)

each individual who is, or who has at any time been, an officer, director or stockholder of the Company;

(c)

each member of the family of each of the individuals referred to in clauses “(a)” and “(b)” above; and

(d)

any Entity (other than the Company) in which any one of the individuals referred to in clauses “(a)”, “(b)” or “(c)” above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.  The Sellers and all other Related Parties shall be deemed to be “Representatives” of the Company.

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“Requisite Stockholder Approval” shall have the meaning specified in the recitals of this Agreement.

“Schedule of Expenses” shall have the meaning specified in Section 6.16 of this Agreement.

“Securities Act” shall have the meaning specified in Section 2.2(b) of this Agreement.

“Share Consideration” shall have the meaning specified in Section 2.2 of this Agreement.

“Shareholders Agreement” shall mean the agreement among shareholders of the Company, dated as of May 1, 1998, as the same may be amended from time to time.

“Software” means computer software, programs and databases in any form, including Internet Web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

“Stockholders’ Representative” shall have the meaning specified in Section 12.2 of the Agreement.

“Stockholder Written Consent” shall have the meaning specified in the recitals of this Agreement.

“Subject Matter” shall have the meaning specified in Section 6.3 of this Agreement.

“Subsidiary” or “Subsidiaries” of any Person means of any other Person controlled by such Person, directly or indirectly, through one or more intermediaries.

“Surviving Corporation” have the meaning specified in Section 1.1 of this Agreement.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration,

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implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party Claim” shall have the meaning specified in Section 9.4(a) of this Agreement.

“Third Party Data” shall have the meaning specified in Section 3.12(h) of this Agreement.

“Transaction Documents” shall mean all agreements and instruments delivered in connection with the Transactions contemplated by this Agreement, including without limitation:

(a)

the Escrow Agreement;

(b)

the Noncompetition and Confidentiality Agreement;

(c)

the Employment Agreements;

(d)

the Consulting Agreement;

(e)

the Lock-up Agreement;

(f)

the Accredited Investor Letter;

(g)

the Letter of Transmittal;

(h)

the Lost Certificate Affidavit;

(i)

the Voting Stockholders and Company Certificate;

(j)

the Levi Certificate; and

(k)

the ILOG Closing Certificate.

“Transactions” shall mean (a) the execution and delivery of this Agreement and the respective Transaction Documents, and (b) all of the transactions contemplated by this Agreement and the respective Transaction Documents, including, but not limited to:

(i)

ILOG, ILOG, Inc., Merger Subsidiary, the Voting Stockholders and the Company effect a Merger of Merger Subsidiary into the Company in accordance with this Agreement and the Illinois Business Corporations Act (the “ILCS”). Upon consummation of the Merger, Merger Subsidiary will cease to exist, and the Company will become a wholly owned subsidiary of ILOG, Inc.;

(ii)

the performance by the Company, the Voting Shareholders and the ILOG, ILOG, Inc. and Merger Subsidiary of their respective obligations under the Transaction Documents and the exercise by the Company, the Voting Stockholders and the ILOG, ILOG, Inc. and Merger Subsidiary of their respective rights under the Transaction Documents.

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“Transaction Expenses” means all fees and expenses paid and payable by the Company in connection with the Transactions contemplated by this Agreement and the Transaction Documents, including fees and expenses payable to all attorneys, accountants, financial advisors and other professionals and bankers’, brokers’ or finders’ fees for Persons not engaged by the ILOG Group.

“Upper Reference Amount” shall have the meaning specified in Section 2.2(e)(i) of this Agreement.

“VEBA” shall have the meaning specified in Section 3.17(b) of this Agreement.

“Voting Shares” shall have the meaning specified in the recitals of this Agreement.

“Voting Stockholders” shall have the meaning specified in the introductory paragraph of this Agreement.

“Voting Stockholders and Company Certificate” shall have the meaning specified in Section 2.10 of this Agreement.

“WARN” shall have the meaning specified in Section 3.18(e) of this Agreement.

“Welfare Plans” shall have the meaning specified in Section 3.17(b) of this Agreement.

“Written Consent” shall have the meaning specified in Section 6.12 of this Agreement.

[Remainder of page intentionally left blank]

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (the “Amendment”) is entered into as of March 15, 2007, by and among LogicTools, Inc. (the “Company”), an Illinois corporation, each of the voting stockholders of the Company, all of whom are listed on the signature page(s) hereto (each a “Voting Stockholder”), the Stockholders’ Representative (as defined in the Merger Agreement described below), ILOG S.A. (“ILOG”), a société anonyme, a form of corporation incorporated under the laws of France, ILOG, Inc. (“ILOG, Inc.”), a California corporation, ILOG USA, Inc., an Illinois corporation and a wholly-owned Subsidiary of ILOG and ILOG, Inc. (the “Merger Subsidiary” and, together with ILOG and ILOG, Inc. and their subsidiaries and affiliates, the “ILOG Group”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, the Company, the Voting Stockholders, the Stockholders’ Representative, ILOG, ILOG, Inc. and the Merger Subsidiary have entered into an Agreement and Plan of Merger, dated as of February 9, 2007 (the “Merger Agreement”), pursuant to which, among other things, at the Effective Time: (i) the Merger Subsidiary will be merged with and into the Company, the separate existence of the Merger Subsidiary shall cease and the Company shall continue as the surviving corporation of the Merger and (ii) by virtue of the Merger and without any action on the part of the Merger Subsidiary, the Company or any holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding prior to the Effective Time, other than Dissenting Shares, shall be canceled and extinguished and automatically converted into the right to receive the Per Share Merger Consideration, all as more particularly described, and subject to adjustment as provided, in the Merger Agreement; and

WHEREAS, Company, the Voting Stockholders, the Stockholders’ Representative, ILOG, ILOG, Inc. and the Merger Subsidiary desire to amend the Merger Agreement as provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1

Section 1.

Amendment to Section 11.1(d).  Section 11.1(d) of the Merger Agreement is hereby amended and restated as follows:

“(d)

by either the Stockholders’ Representative or ILOG, Inc. if the Closing shall not have occurred by April 30, 2007; provided, that the right to terminate this Agreement under this Section 11.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;”

Section 2.

Amendment to Schedule 3.5(b).  Schedule 3.5(b) to the Merger Agreement is hereby deleted in its entirety and Schedule 3.5(b) attached hereto as Attachment 1 is substituted therefor.

Section 3.

Amendment to Schedule 3.5(e).  Schedule 3.5(e) to the Merger Agreement is hereby deleted in its entirety and Schedule 3.5(e) attached hereto as Attachment 2 is substituted therefor.

Section 4.

Supplement to Section 3.29.  Schedule 3.29 to the Merger Agreement is attached as Attachment 3 hereto.

Section 5.

Effect of Amendment.  The parties hereto agree that except as otherwise set forth herein, all terms of the Merger Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Merger Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

Section 6.

Entire Agreement.  This Amendment and the Merger Agreement and the Transaction Documents, Exhibits and Schedules and other agreements and instruments delivered in connection with the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Amendment and the Merger Agreement.  From and after the execution of a counterpart hereof by the parties hereto, any reference to the Merger Agreement shall be deemed to be a reference to the Merger Agreement as amended hereby.

Section 7.

Governing Law/Jurisdiction.

(a)

Governing Law.  This Amendment and all disputes or controversies

2

arising out of or relating to this Amendment or the Transactions contemplated by the Merger Agreement and this Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Illinois.

(b)

Jurisdiction.  Except as otherwise provided in this Amendment and the Merger Agreement, any dispute, controversy or claim arising out of, relating or with respect to the subject matter of this Amendment shall be resolved and determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, Illinois law) and the Rules of Practice and procedure for Judicial Arbitration and Mediation Services (“JAMS”).  The arbitration will be conducted in Chicago, Illinois and administered by JAMS, who will appoint the arbitrator.  Judgment upon any arbitration award may be entered into in any court having jurisdiction.

Section 8.

Counterparts.  This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.  This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

“ILOG”		ILOG S.A.
By:
Name:
Title:

“ILOG, Inc.”		ILOG, Inc.
By:
Name:
Title:

“Merger Subsidiary”:		ILOG USA, Inc.
By:
Name:
Title:

the Company”:		LOGICTOOLS, INC.
By:
Name:
Title:

“the Stockholders’ Representative”
By:
Name:
Title:

(Signature Pages for Amendment No. 1 to Agreement and Plan of Merger)

“Voting Stockholders”:

David Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Edith Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Michael S. Watson
Address: 2711 Harrison Street Evanston, IL 60201

Peter J. Cacioppi
Address: 750 E. 43rd Avenue Eugene, OR 97405

(Signature Pages for Amendment No. 1 to Agreement and Plan of Merger)

AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (the “Amendment No. 2”) is entered into as of April 9, 2007, by and among LogicTools, Inc. (the “Company”), an Illinois corporation, each of the voting stockholders of the Company, all of whom are listed on the signature page(s) hereto (each a “Voting Stockholder”), the Stockholders’ Representative (as defined in the Merger Agreement described below), ILOG S.A. (“ILOG”), a société anonyme, a form of corporation incorporated under the laws of France, ILOG, Inc. (“ILOG, Inc.”), a California corporation, ILOG USA, Inc., an Illinois corporation and a wholly-owned Subsidiary of ILOG and ILOG, Inc. (the “Merger Subsidiary” and, together with ILOG and ILOG, Inc. and their subsidiaries and affiliates, the “ILOG Group”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

WHEREAS, the Company, the Voting Stockholders, the Stockholders’ Representative, ILOG, ILOG, Inc. and the Merger Subsidiary have entered into an Agreement and Plan of Merger, dated as of February 9, 2007, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 15, 2007 (as amended, the “Merger Agreement”), pursuant to which, among other things, at the Effective Time: (i) the Merger Subsidiary will be merged with and into the Company, the separate existence of the Merger Subsidiary shall cease and the Company shall continue as the surviving corporation of the Merger and (ii) by virtue of the Merger and without any action on the part of the Merger Subsidiary, the Company or any holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding prior to the Effective Time, other than Dissenting Shares, shall be canceled and extinguished and automatically converted into the right to receive the Per Share Merger Consideration, all as more particularly described, and subject to adjustment as provided, in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, each of the Voting Stockholders and each other holder of Company Capital Stock who is an Accredited Investor were entitled to elect to receive the Aggregate Merger Consideration in the form of Cash Consideration, as well as Ordinary Shares if they delivered an Accredited Investor Letter and a Lock-Up Agreement to ILOG and ILOG, Inc. within forty (40) days of the notice of the approval of the Merger by the Voting Stockholders having been mailed by the Company;

WHEREAS, each of the Voting Stockholders represented and warranted to ILOG and ILOG, Inc. in the Merger Agreement that they were Accredited Investors, elected to receive Ordinary Shares in the Merger and delivered the Accredited Investor Letter and Lock-Up Agreement to ILOG and ILOG, Inc. simultaneously with the execution of the Merger Agreement;

WHEREAS, Lynne Lipinsky is the only other holder of Company Capital Stock who is an Accredited Investor that elected to receive the Aggregate Merger Consideration in the form of Cash Consideration, as well as Ordinary Shares, by delivering an Accredited Investor Letter and a Lock-Up Agreement to ILOG and ILOG, Inc. within forty (40) days of the notice of the approval of the Merger by the Voting Stockholders having been mailed by the Company;

WHEREAS, the Voting Stockholders and Lynne Lipinsky now wish to receive the Aggregate Merger Consideration only in the form of Cash Consideration, and do not wish to receive Ordinary Shares in the Merger, and ILOG and ILOG, Inc. are willing to deliver only Cash Consideration in the Merger to the Voting Stockholders and Lynne Lipinsky; and

WHEREAS, the Company, the Voting Stockholders, the Stockholders’ Representative, ILOG, ILOG, Inc. and the Merger Subsidiary desire to amend the Merger Agreement to reflect that the Aggregate Merger Consideration shall be paid solely in the form of Cash Consideration and that ILOG will not issue any Ordinary Shares in the Merger as provided in this Amendment 2.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.

Amendment to the Introductory Paragraph.  The Introductory Paragraph of the Merger Agreement is hereby amended by deleting the words “Section 13.2”  and substituting the words “Section 12.2” therefor.

Section 2.

Amendment to Section 2.1.  Section 2.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“2.1

Effect on Company Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or any holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shall be canceled and extinguished and automatically converted into the right to receive, the Per Share Merger Consideration, (i) plus, to the extent applicable, the Estimated Per Share Upwards Merger Consideration Adjustment and the Final Per Share Upwards Merger Consideration Adjustment, (ii) less, to the extent applicable, the Estimated Per Share Downwards Merger Consideration Adjustment and (iii) if such

2

holder of Company Capital Stock as of the Effective Time is a Voting Stockholder, less the Per Share Escrow Amount (which shall be paid to such Voting Stockholders if, as, when and to the extent that the Escrow Deposit, or any portion thereof, is released from the Escrow in accordance with the terms of the Escrow Agreement to the Voting Stockholders) and less, to the extent applicable, the Final Per Share Downwards Merger Consideration Adjustment, in each case payable, subject to further adjustment pursuant to Section 2.2 hereof, in the form of Cash Consideration to holders of Company Capital Stock as of the Effective Time.”

Section 3.

Amendment to Section 2.2(a).  Section 2.2(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(a)

The aggregate merger consideration payable by ILOG and ILOG, Inc. in the Merger shall be Fifteen Million, Two Hundred Thousand United States Dollars ($15,200,000.00) (the “Aggregate Merger Consideration”), payable in cash (the “Cash Consideration”).  The “Per Share Merger Consideration” shall mean the quotient obtained by dividing (i) the Aggregate Merger Consideration by (ii) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time.  The Aggregate Merger Consideration, Cash Consideration and Per Share Merger Consideration shall be subject to adjustment pursuant to the provisions of this Section 2.2.”

For the avoidance of doubt, as a result of this amendment, the terms Cash Consideration and Aggregate Merger Consideration when used throughout the Merger Agreement now have identical meanings.

Section 4.

Amendment to Section 2.2(b).  Section 2.2(b) of the Merger Agreement is hereby amended by deleting Section 2.2(b) thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 5.

Amendment to Section 2.2(c).  Section 2.2(c) of the Merger Agreement is hereby amended by deleting Section 2.2(c) thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 6.

Amendment to Section 2.5.  Section 2.5 of the Merger Agreement is hereby amended by adding the word “Per” after the word “the” and before the word “Share” in the fourth sentence thereof.

Section 7.

Amendment to Section 2.6(a).  Section 2.6(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(a)

Subject to Section 2.5 hereof, each holder of Company Capital Stock converted upon the Merger pursuant to Section 2.2(a) or

3

2.8(c) hereof shall surrender the Certificate or Certificates representing such shares to ILOG and ILOG, Inc., accompanied by a duly executed letter of transmittal in the form attached hereto as Exhibit E (the “Letter of Transmittal”).”

Section 8.

Amendment to Section 2.7.  Section 2.7 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“At the Closing, ILOG, Inc. shall deposit One Million United States Dollars ($1,000,000) (the “Initial Escrow Deposit”) in cash by wire transfer of immediately available funds to the Escrow Agent to be held by the Escrow Agent in escrow (the “Escrow”).  The Initial Escrow Deposit shall reduce the amount of the Estimated Per Share Merger Consideration payable in the form of Cash Consideration for each share of Company Capital Stock held by the Voting Stockholders as of the Effective Time by an amount (the “Initial Per Share Escrow Amount” and, together with the Per Share Adjustment Amount the “Per Share Escrow Amount”) equal to the quotient obtained by dividing (x) the Initial Escrow Deposit by (y) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time held by the Voting Stockholders.  The Initial Escrow Deposit, together with any amounts deposited with the Escrow Agent to be held by the Escrow Agent in Escrow pursuant to Section 2.2(i)(ii) hereof (the “Adjustment Escrow Deposit” and, together with the Initial Escrow Deposit, the “Escrow Deposit”) shall be available to support the adjustments to the Aggregate Merger Consideration and the Per Share Merger Consideration and the indemnification obligations in accordance with Sections 9 and 10 hereof.”

Section 9.

Amendment to Section 4.5.  Section 4.5 of the Merger Agreement is hereby amended by deleting the words “Section 13.2”  and substituting the words “Section 12.2” therefor.

Section 10.

Amendment to Section 4.7.  Section 4.7 of the Merger Agreement is hereby amended by deleting Section 4.7 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 11.

Amendment to Section 4.8.  Section 4.8 of the Merger Agreement is hereby amended by deleting Section 4.8 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 12.

Amendment to Section 4.9.  Section 4.9 of the Merger Agreement is hereby amended by deleting Section 4.9 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

4

Section 13.

Amendment to Section 4.10.  Section 4.10 of the Merger Agreement is hereby amended by deleting Section 4.10 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 14.

Amendment to Section 4.11.  Section 4.11 of the Merger Agreement is hereby amended by deleting Section 4.11 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 15.

Amendment to Section 5.5.  Section 5.5 of the Merger Agreement is hereby amended by deleting Section 5.5 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 16.

Amendment to Section 5.6.  Section 5.6 of the Merger Agreement is hereby amended by deleting Section 5.6 thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 17.

Amendment to Section 6.14(a).

Section 6.14(a) of the Merger Agreement is hereby amended by deleting the word “Shares” at the end of the last sentence in such section and replacing it with “Company Capital Stock.”

Section 18.

Amendment to Section 6.17.

Section 6.17 of the Merger Agreement is hereby amended by deleting the first sentence of such section in its entirety.

Section 19.

Amendment to Section 8.1(n).  Section 8.1(n) of the Merger Agreement is hereby amended by deleting such subsection (n) thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 20.

Amendment to Section 8.2(i).  Section 8.2(i) of the Merger Agreement is hereby amended by deleting such subsection (i) thereof in its entirety and substituting “[Intentionally Omitted]” therefor.

Section 21.

Amendment to Section 9.5.  Section 9.5 of the Merger Agreement is hereby amended by deleting the final proviso and substituting therefor:

 “provided, further, that the foregoing clauses (i) and (ii) shall not apply to Losses arising out of or relating to the untruth or Breach of any representation or warranty made in any Core Representation (other than Sections 3.17, 3.18 (and the related representations and warranties in the Levi Certificate) and 3.19), the maximum aggregate amount of indemnifiable Losses for which shall be an amount equal to the Aggregate Merger Consideration.”

5

Section 22.

Amendment to Section 12.15.

  Section 12.15 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“12.5

Conflicts.  The Voting Stockholders hereby represent, acknowledge and agree that conflicts may exist among certain of the Voting Stockholders and certain other LogicTools Stockholders, including, among others, that the Voting Stockholders will have indemnification, escrow and purchase price downward adjustment risks, obligations and liabilities greater than that of the LogicTools Stockholders who are not Voting Stockholders.  Each of the Voting Stockholders hereby expressly accepts such differences and any potential conflicts that may exist as a result of the foregoing, agrees to be bound by the terms and conditions of this Agreement despite such differences and risks, obligations and liabilities and hereby agrees that the Merger and the Transaction Documents are fair and such Voting Stockholder releases the ILOG Group and their Subsidiaries and Affiliates from any claims as a result of the foregoing.”

All references to the section heading of Section 12.5 in the Merger Agreement are hereby amended to refer to Section 12.5 and the new section heading thereof as amended hereby.

Section 23.

Amendment to Exhibit A. The following defined terms and each respective definition thereof are hereby deleted in their entirety from Exhibit A and the Merger Agreement:

“Accredited Investor”;

“Accredited Investor Letter”;

“Ordinary Shares”;

“Share Consideration”;

and the definition of “Transaction Documents” is hereby amended and restated in its entirety as follows:

“Transaction Documents” shall mean all agreements and instruments delivered in connection with the Transactions contemplated by this Agreement, including without limitation:

(a)

the Escrow Agreement;

(b)

the Noncompetition and Confidentiality Agreement;

(c)

the Employment Agreements;

(d)

the Consulting Agreement;

(e)

the Letter of Transmittal;

6

(f)

the Lost Certificate Affidavit;

(g)

the Voting Stockholders and Company Certificate;

(h)

the Levi Certificate; and

(i)

the ILOG Closing Certificate.

Section 24. Exhibit D: Accredited Investor Letter.  Exhibit D:  Accredited Investor Letter, and all references in the Merger Agreement to such exhibit or the Accredited Investor Letter are hereby deleted in their entirety and “[Intentionally Omitted]” is substituted therefor.

Section 25. Exhibit H: Form of Lock-Up Agreement.  Exhibit H:  Form of Lock-Up Agreement, and all references in the Merger Agreement to such exhibit or the Lock-Up Agreement are hereby deleted in their entirety and “[Intentionally Omitted]” is substituted therefor.

Section 26.

Effect of Amendment.  The parties hereto agree that except as otherwise set forth herein, all terms of the Merger Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Merger Agreement and this Amendment No. 2, the terms, conditions and provisions of this Amendment No. 2 shall govern and control.

Section 27.

Entire Agreement.  This Amendment No. 2 and the Merger Agreement, as previously amended, and the Transaction Documents, Exhibits and Schedules and other agreements and instruments delivered in connection with the Merger Agreement, as previously amended, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter of this Amendment No. 2 and the Merger Agreement, as previously amended.  From and after the execution of a counterpart hereof by the parties hereto, any reference to the Merger Agreement shall be deemed to be a reference to the Merger Agreement as previously amended and as further amended hereby.

Section 28.

Governing Law/Jurisdiction.

(a)

Governing Law.  This Amendment No. 2 and all disputes or controversies arising out of or relating to this Amendment No. 2 or the Transactions contemplated by the Merger Agreement and this Amendment No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Illinois.

(b)

Jurisdiction.  Except as otherwise provided in this Amendment No. 2 and

7

the Merger Agreement, any dispute, controversy or claim arising out of, relating or with respect to the subject matter of this Amendment No. 2 shall be resolved and determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, Illinois law) and the Rules of Practice and procedure for Judicial Arbitration and Mediation Services (“JAMS”).  The arbitration will be conducted in Chicago, Illinois and administered by JAMS, who will appoint the arbitrator.  Judgment upon any arbitration award may be entered into in any court having jurisdiction.

Section 29.

Counterparts.  This Amendment No. 2 may be executed in two or more counterparts and by different parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.  This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed, all as of the day and year first above written.

“ILOG”		ILOG S.A.
By:
Name:
Title:

“ILOG, Inc.”		ILOG, Inc.
By:
Name:
Title:

“Merger Subsidiary”:		ILOG USA, Inc.
By:
Name:
Title:

the Company”:		LOGICTOOLS, INC.
By:
Name:
Title:

“the Stockholders’ Representative”
By:
Name:
Title:

(Signature Page to Amendment No. 2 of the Agreement and Plan of Merger)

“Voting Stockholders”:

David Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Edith Simchi-Levi
Address: 71 Meriam Street Lexington, MA 02420

Michael S. Watson
Address: 2711 Harrison Street Evanston, IL 60201

Peter J. Cacioppi
Address: 750 E. 43rd Avenue Eugene, OR 97405

(Signature Page to Amendment No. 2 of the Agreement and Plan of Merger)